As filed with the Securities and Exchange Commission on January                  , 2016

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

SECOND SIGHT MEDICAL PRODUCTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

California	3845	02-0692322
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

12744 San Fernando Road, Suite 400

Sylmar, California 91342

(818) 833-5000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Will McGuire

President and Chief Executive Officer

SECOND SIGHT MEDICAL PRODUCTS, INC.

12744 San Fernando Road, Suite 400

Sylmar, California 91342

(818) 833-5000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Aaron A. Grunfeld

Law Offices of Aaron A. Grunfeld & Associates

11111 Santa Monica Boulevard, Suite 1840

Los Angeles, California 90025

(310) 788-7577

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Non-transferable Subscription Rights to purchase Common Stock (“Rights”)(1) (2)			(2)
Shares of Common stock, no par value per share underlying the Rights (“Common Stock”)	$19,767,999 (3)	$1,991
		–
		–
Total	$19,767,999 (3)	$1,991	(4)

(1)	Each right entitles the holder to invest $0.55 for each share of Common Stock owned at 5:00 p.m., New York City Time, on , 2016, the record date of the Rights Offering. The price per share will be determined on 2016, which is the expiration date of our offering period, and will equal the lower of 85% of the closing price on that date or $ 4.25. See "The Rights Offering" below.
(2)	Non-transferable Rights to subscribe for shares are being issued without consideration. Pursuant to Rule 457(g) under the Securities Act of 1933 (the “Act”), no separate registration fee is required for the Rights because the Rights are being registered in the same registration statement as the common stock of the Registrant underlying the Rights.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Act.
(4)

Filing fees satisfied by amounts paid by registrant on May 18, 2015 (No. 333-204241); Pursuant to Rule 457(p) $1,991 of the previously paid registration fee is offset against the registration fees otherwise due for this registration statement.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JANUARY __, 2016

Up to              Shares of Common Stock

Issuable Upon Exercise of Rights to Subscribe for such Shares at a price per Full Share that will be determined on                , 2016, at a price per share that will be the lower of 85% of the closing price on that date or $4.25

We are distributing to holders of our common stock, at no charge, non-transferable subscription rights to purchase shares of our Common Stock. We refer to the offering that is the subject of this prospectus as the Rights Offering. In the Rights Offering, you will receive the right to invest $0.55 for each share of common stock owned on          , 2016, the record date of the Rights Offering, or the Record Date. The subscription rights will not be tradable. The price per share will be determined on              2016, which is the expiration date of our offering period, or the Expiration Date. That price will equal the lower of 85% of the closing price of our shares as reported by NASDAQ on the Expiration Date, or $ 4.25. We refer to the price as so determined as the Subscription Price.

Each subscription right will entitle you to invest $0.55 towards the purchase of shares of our common stock, which we refer to as the Basic Subscription Right, at the Subscription Price. If you exercise your Basic Subscription Rights in full, and other shareholders do not fully exercise their Basic Subscription Rights, you will be entitled to an over-subscription privilege to purchase a portion of the unsubscribed common stock at the Subscription Price, subject to proration and ownership limitations, which we refer to as the Over-Subscription Privilege. Each Subscription Right consists of a Basic Subscription Right and an Over-Subscription Privilege, which we refer to as the Subscription Right. The number of shares that you will obtain will equal the accepted dollar amount of your investment divided by the Subscription Price rounded down to the nearest whole share. If all the Subscription Rights are exercised, the total gross proceeds to us from the sale of shares of common stock offered in the Rights Offering would be $19,767,999.

We are conducting the offering to raise capital that we intend to use for operating and other general corporate purposes. See “Use of Proceeds”.

The Subscription Rights will expire if they are not exercised by 5:00 p.m., New York City Time, on                  , 2016. We have the option to extend the rights offering and the period for exercising your subscription rights for a period not to exceed 30 days, although we do not presently intend to do so. You should carefully consider whether to exercise your subscription rights prior to the expiration of the rights offering. All exercises of subscription rights are irrevocable, even if the rights offering is extended by our board of directors. However, if we amend the rights offering to allow for an extension of the rights offering for a period of more than 30 days or make a fundamental change to the terms of the rights offering set forth in this prospectus, you may cancel your subscription and receive a refund of any money you have advanced.

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In the event that the exercise by a shareholder of the Basic Subscription Right or the Over-Subscription Privilege could, as determined by the Company in its sole discretion, potentially result in a limitation on the Company’s ability to use net operating losses, tax credits and other tax attributes, which we refer to as the “Tax Attributes,” under the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”, and rules promulgated by the Internal Revenue Service, the Company may, but is under no obligation to, reduce the exercise by such shareholder of the Basic Subscription Right or the Over-Subscription Privilege to such number of shares of common stock as the Company in its sole discretion shall determine to be advisable in order to preserve the Company’s ability to use the Tax Attributes.

We have no dealer-manager for this offering and have not entered into any other standby purchase agreement or other similar arrangement in connection with the Rights Offering. The Rights Offering is being conducted on a best-efforts basis and there is no minimum amount of proceeds necessary to be received in order for us to close the Rights Offering.

We have received, however, the assurances of Gregg Williams (including certain share owning entities affiliated with him), a member of our board of directors, and of Easton Invest AG, a share owning entity affiliated with one of our early shareholders, that they will exercise their Basic Subscription Rights in full and, to the extent that shareholders do not exercise Subscription Rights in full, will also exercise their respective Over Subscription Privileges at the Subscription Price (i) to allow Mr. Williams to acquire shares in this Rights Offering for an aggregate investment of up to $8,500,000 and (ii) to allow Easton Invest AG to acquire shares in this Rights Offering for an aggregate investment of up to $4,250,000. In addition to his indicated $8,500,000 investment, we have allowed Mr. Williams the right, but not the obligation, to provide all the remaining unsubscribed amounts as of the Expiration Date and at the Subscription Price, up to the aggregate balance of the amount not taken up in the offering by our other shareholders.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors ” beginning on page 35 of this prospectus. You should carefully consider these risk factors, as well as the information contained in this prospectus, before you invest.

Broadridge Corporate Issuer Solutions, Inc. will serve as the Subscription Agent for the Rights Offering. The Subscription Agent will hold the funds we receive from subscribers until we complete, abandon or terminate the Rights Offering. Broadridge Corporate Issuer Solutions, Inc. will also serve as Information Agent for the Rights Offering. If you want to participate in this Rights Offering and you are the record holder of your shares, we recommend that you submit your subscription documents to the Subscription Agent well before the deadline. If you want to participate in this Rights Offering and you hold shares through your broker, dealer, bank, or other nominee, you should promptly contact your broker, dealer, bank, or other nominee and submit your subscription documents in accordance with the instructions and within the time period provided by your broker, dealer, bank, or other nominee. See “The Rights Offering – The Subscription Rights.”

Our board of directors reserves the right to terminate the Rights Offering for any reason at any time before the closing of the Rights Offering. If we terminate the Rights Offering, all subscription payments received will be returned within 10 business days, without interest or penalty. We expect the Rights Offering to expire on        2016, subject to our right to extend the Rights Offering as described above. We refer to that date in this prospectus as the Expiration Date. The Subscription Price will be determined on the Expiration Date based on the closing price of our common stock as quoted on Nasdaq, and the Subscription Agent will confirm the number of shares to be received by each shareholder, who has properly subscribed for shares in this Rights Offering, and will issue refunds to subscribers as may be appropriate within three business days following the Expiration Date. We expect that our transfer agent, VStock Transfer LLC, will issue the subscribed for shares within                   business days thereafter.

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Our common stock is listed on The NASDAQ Capital Market, or NASDAQ, under the symbol “EYES.” On January 20, 2016, the last reported sale price of our common stock was $4.14 per share. The subscription rights may not be sold, transferred or assigned and will not be listed for trading on NASDAQ or any other stock exchange or market. You are urged to obtain a current price quote for our common stock before exercising your Subscription Rights.

Our board of directors is making no recommendation regarding your exercise of the Subscription Rights. You will not be able to determine the Subscription Price until after expiration of the Rights Offering and accordingly you not be able to know the number of shares you might receive or the amount of any refund that may be due to you until after the Expiration Date. You should carefully consider whether to exercise your Subscription Rights before the Expiration Date. You may not revoke or revise any exercises of Subscription Rights once made unless we terminate the Rights Offering or extend the Rights Offering beyond                 , 2016.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

If you have any questions or need further information about this rights offering, please call Broadridge Corporate Issuer Solutions,. Inc., our information agent for the rights offering, at (855)793-5068 (toll free) or  by email to shareholder@broadridge.com                      .

The date of this Prospectus is                     , 2016

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Table of Contents

ABOUT THIS PROSPECTUS

The registration statement we filed with the Securities and Exchange Commission, or SEC, includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before making your investment decision.

You should rely only on the information provided in this prospectus or in a prospectus supplement or amendment thereto. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any state where the offer or sale is not permitted. You should assume that the information in this prospectus is accurate only as of the date hereof. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless the context otherwise requires, references in this prospectus to “Second Sight,” “the Company,” “we,” “us” and “our” refer to Second Medical Products, Inc. Second Sight® the Second Sight logo and Argus® are registered trademarks, and Orion is a trademark of Second Sight Medical Products, Inc. Argus and Orion are referred to throughout this prospectus as Argus II and Orion I respectively. All other product and company names are trademarks of their respective owners.

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QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about the Rights Offering. The answers are based on selected information included elsewhere in this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the Rights Offering. This prospectus and the documents incorporated by reference into this prospectus contain more detailed descriptions of the terms and conditions of the Rights Offering and provide additional information about us and our business, including potential risks related to the Rights Offering, the Common Stock offered hereby, and our business. We urge you to read this entire prospectus and the documents incorporated by reference into this prospectus.

Why are we conducting the Rights Offering?

We are conducting the Rights Offering to raise additional capital:

•	to continue funding the ongoing clinical study of Argus II to demonstrate the safety and efficacy of the Argus II System for the treatment of age-related macular degeneration;

•	to further expand markets, domestic and international, for Argus II as a treatment for RP;

•	to continue funding ongoing development of Orion I, a visual prosthesis for cortical stimulation that we expect will be able to treat nearly all forms of blindness; and

•	for general corporate purposes, including working capital, research and development, business development and operational purposes.

What is the Rights Offering?

We are distributing, at no charge, to record holders of our common stock non-transferable Subscription Rights to purchase the shares of our Common Stock. Each Subscription Right in this Rights Offering entitles you the right to invest $.55 for each share of common stock owned at 5:00 p.m., New York City Time, on                  , 2016, the record date of the Rights Offering, or the Record Date. The price per share will be determined on              , 2016, which is the expiration date of our offering period, or Expiration Date, and will equal the lower of 85% of the closing price of our shares on that date as reported by NASDAQ, or $4.25. We refer to the price as so determined as the Subscription Price. The Subscription Rights will not be tradable. Each Subscription Right entitles the record holder to a Basic Subscription Right and an Over-Subscription Privilege. The number of shares that you will acquire in the Rights Offering will be the result of dividing the accepted portion of the amount you have subscribed for by the Subscription Price rounded down to the nearest whole share.

What are the Basic Subscription Rights?

For each whole share you owned as of the Record Date, you will receive one Basic Subscription Right, which gives you the opportunity to invest $.55 for each share of our common stock that you owned on the Record Date. For example, if you owned 100 shares of Common Stock on the Record Date, you would receive 100 Rights and would have the right to invest $0.55 for each share of Common Stock you own as of the Record Date at the Subscription Price. If you have invested $55, and if on the expiration date of the Rights Offering the closing price of our common stock as reported by NASDAQ is $4.00 per share, the Subscription Price will be $3.40 (which constitutes 85% of $4.00), you would receive a rounded down 16 shares and a refund of $0.60.  If you have invested $55, and if on the expiration date of the Rights Offering the closing price of our common stock is $6.00 per share, the Subscription Price will be $4.25 and you would receive a rounded down 12 shares and a refund of $4.00. You may exercise all or a portion of your Basic Subscription Rights or you may choose not to exercise any Basic Subscription Rights at all.

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If you are a record holder, the amount that you may invest pursuant to your Basic Subscription Rights is indicated on the enclosed Rights Certificate. If you hold your shares in the name of a broker, dealer, bank, or other nominee who uses the services of the Depository Trust Company, or DTC, you will not receive a Rights Certificate. Instead, DTC will issue one Subscription Right to your nominee record holder for each share of our common stock that you own as of the Record Date. If you are not contacted by your nominee, you should contact your nominee as soon as possible.

What is the Over-Subscription Privilege?

If you exercise your Basic Subscription Rights in full, you may also choose to exercise your Over-Subscription Privilege to invest additional amounts that the other record holders do not subscribe for through the exercise of their Basic Subscription Rights. You should indicate on your Rights Certificate, or the form provided by your nominee if your shares are held in the name of a nominee, how much of an additional investment you would like to make pursuant to your Over-Subscription Privilege.

Subject to stock ownership limitations, if sufficient shares of Common Stock are available after determining the Subscription Price, we will seek to honor your Over-Subscription request in full. If Over-Subscription requests result in exceeding the amounts available for investment, however, we will allocate the available shares pro-rata among the record holders exercising the Over-Subscription Privilege in proportion to the number of shares of our common stock each of those record holders owned on the Record Date. To the extent the number of the unsubscribed shares are not sufficient to satisfy all of the properly exercised Over-Subscription Privileges requests at the Subscription Price, then the available shares will be prorated among those who properly exercised Over-Subscription Privileges based on the amount each rights holder subscribed for under the Basic Subscription Right. If this pro rata allocation results in any shareholder receiving a greater number of shares of common stock at the Subscription Price than the shareholder subscribed and paid for pursuant to the exercise of the Over-Subscription Privilege, then such shareholder will be allocated only that number of shares at the Subscription Price for which the shareholder was entitled to oversubscribe, and the remaining shares of common stock will be allocated among all other shareholders exercising and investing in the Over-Subscription Privilege on the same pro rata basis described above . The proration process will be repeated until all shares of common stock have been allocated or all over-subscription exercises have been fulfilled, whichever occurs earlier. Gregg Williams and Easton Invest AG have advised us that they will exercise their Basic Subscription Rights in full and will further exercise their Over-Subscription Privileges to acquire shares at the Subscription price, for an aggregate investment of $8.5 million and $4.25 million, respectively. In addition to his indicated $8,500,000 investment, we have allowed Mr. Williams the right, but not the obligation, to provide all the remaining unsubscribed amounts as of the Expiration Date and at the Subscription Price, up to the aggregate balance of the amount not taken up in the offering by our other shareholders. The exact number of shares which Gregg Williams and Easton Invest AG may acquire will be subject to allocations of shares pro rata among the record holders exercising the Over-Subscription Privilege as indicated above.

To properly exercise your Over-Subscription Privilege, you must deliver to the Subscription Agent the subscription payment related to your Over-Subscription Privilege before the Rights Offering expires. Because we will not know the total number of shares that may be issued prior to the expiration of the rights offering, if you wish to maximize the number of shares you purchase pursuant to your Over-Subscription Privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum amount you wish to invest at the Subscription Price, assuming that no shareholder other than you has exercised Basic Subscription Privileges and Over-Subscription Privileges.

Fractional shares of our Common Stock resulting from the exercise of the Subscription Rights will be eliminated by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly. See “The Rights Offering—The Subscription Rights—Over-Subscription Privilege.” To the extent your investment amount results in exercising your Over-Subscription Privilege for an amount of shares of common stock that exceeds the number of unsubscribed shares of common stock available to you at the Subscription Price, any excess subscription payments will be returned to you within 10 business days after the expiration of the Rights Offering, without interest or penalty.

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Broadridge Corporate Issuer Solutions, Inc., our Subscription Agent, will determine the Over-Subscription allocation based on the formula described above.

What are the limitations on the exercise of the Basic Subscription Rights and Over-Subscription Privilege?

In the event that the exercise by a shareholder of the Basic Subscription Right or the Over-Subscription Privilege could, as determined by the Company in its sole discretion, potentially result in a limitation on the Company’s ability to use net operating losses, tax credits and other tax attributes, which we refer to as the “Tax Attributes,” under the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”, and rules promulgated by the Internal Revenue Service, the Company may, but is under no obligation to, reduce the exercise by such shareholder of the Basic Subscription Right and/or the Over-Subscription Privilege to such number of shares of common stock as the Company in its sole discretion shall determine to be advisable in order to preserve the Company’s ability to use the Tax Attributes.

What effect will the Rights Offering have on our outstanding common stock?

Based on 35,941,816 shares of common stock outstanding as of January 20, 2016, assuming no other transactions by us involving our common stock prior to the Expiration Date, if the Rights Offering is fully subscribed at a Subscription Price of $3.52 per share (which is 85% of the closing price of $4.14 on January 20, 2016), we will have approximately 41,557,725 shares of our common stock issued and outstanding. The exact number of shares of our common stock that we will issue in this Rights Offering will depend on the amounts of money that are subscribed for by our shareholders in the Rights Offering and the Subscription Price that will be determined on the Expiration Date. In the event of further volatility and market or price declines, then notwithstanding full subscription we may elect, at our discretion, to limit stock that we sell in the Rights Offering to no more than 10 million shares. See "The Rights Offering" below on page 47.

How was the Subscription Price determined?

In determining the Subscription Price, the directors considered, among other things, the following factors:

•	the current and historical trading prices of our common stock;

•	the price at which shareholders might be willing to participate in the Rights Offering;

•	our need for additional capital and liquidity;

•	the cost of capital from other sources; and

•	comparable precedent transactions, including the percentage of shares offered, the terms of the subscription rights being offered, the Subscription Price and the discount that the Subscription Price represented to the immediately prevailing closing prices for those offerings.

In conjunction with the review of these factors, the board of directors also reviewed our history and prospects, including our past and present earnings and cash requirements, our prospects for the future, the outlook for our industry and our current financial condition, and further considered recent volatile markets as well as the possible continued volatility of our stock during the period commencing on the Record Date and extending through the Expiration Date. The board of directors believes that the Subscription Price should be on terms which may provide an incentive to our current shareholders to participate in the Rights Offering and exercise their Basic Subscription Rights and their Over-Subscription Privileges.

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The Subscription Price does not necessarily bear any relationship to any established criteria for value. You should not consider the Subscription Price as an indication of actual value of our company or our common stock. We cannot assure you that the market price of our common stock will not decline during the Rights Offering or after the Expiration Date. You should obtain a current price quote for our common stock before exercising your Subscription Rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of this Rights Offering. Once made, all exercises of Subscription Rights are irrevocable, unless we amend the rights offering to allow for an extension of the rights offering for a period of more than 30 days or make a fundamental change to the terms of the Rights Offering set forth in this prospectus.

Am I required to exercise all of the Basic Subscription Rights I receive in the Rights Offering?

No. You may exercise any number of your Basic Subscription Rights, or you may choose not to exercise any Basic Subscription Rights. If you do not exercise any Basic Subscription Rights, the number of shares of our common stock you own will not change. However, if you choose to not exercise your Basic Subscription Rights in full, your proportionate ownership interest in our company will decrease. If you do not exercise your Basic Subscription Rights in full, you will not be entitled to exercise your Over-Subscription Privilege.

How soon must I act to exercise my Subscription Rights?

If you received a Rights Certificate and elect to exercise any or all of your Subscription Rights, the Subscription Agent must receive your completed and signed Rights Certificate and payment for both your Basic Subscription Rights and any Over-Subscription Privilege you elect to exercise, including final clearance of any uncertified check, before the Rights Offering expires on                , 2016, at 5:00 p.m., New York City Time. If you hold your shares in the name of a broker, dealer, custodian bank, or other nominee, your nominee may establish a deadline before the Expiration Date by which you must provide it with your instructions to exercise your Subscription Rights, along with the required subscription payment.

May I transfer my Subscription Rights?

No. The Subscription Rights may be exercised only by the shareholders to whom they are distributed, and they may not be sold, transferred, assigned or given away to anyone else, other than by operation of law. As a result, Rights Certificates may be completed only by the shareholder who receives the certificate. The Subscription Rights will not be listed for trading on any stock exchange or market and are not transferable.

Will our directors and executive officers participate in the Rights Offering?

To the extent they hold common stock as of the Record Date, our directors and executive officers will be entitled to participate in the Rights Offering on the same terms and conditions applicable to other Rights holders. Gregg Williams, a member of our Board of Directors and a principal shareholder of the Company, has advised us that he will exercise his Basic Subscription Right and will also elect to exercise his Over-Subscription Privileges to purchase shares at the Subscription Price for a total investment that may amount to $8.5 million. In addition to his indicated $8,5 million investment, we have allowed Mr. Williams the right, but not the obligation, to provide all the remaining unsubscribed amounts as of the Expiration Date and at the Subscription Price, up to the aggregate balance of the amount not taken up in the offering by our other shareholders. Certain other directors and executive officers have indicated an interest in participating but no assurance of any investment amount from them can be given. In addition, although it is not currently a principal shareholder of the company, Easton Invest AG, a share owning entity affiliated with an early investor in the Company, has advised us that it will exercise its Basic Subscription Right and will also elect to exercise its Over-Subscription Privileges to purchase shares at the Subscription Price for a total investment that may amount to $4.25 million.

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Has the board of directors made a recommendation to shareholders regarding the Rights Offering?

No. Our board of directors is not making a recommendation regarding your exercise of the Subscription Rights. Shareholders who exercise Subscription Rights will incur investment risk on new money invested. We cannot predict the price at which our shares of common stock will trade after the Rights Offering. On January 20, 2016, the closing price of our common stock was $4.14 per share. The market price for our common stock may be above the Subscription Price or may be below the Subscription Price following Expiration Date. If you exercise your Subscription Rights, you may not be able to sell the underlying shares of our common stock in the future at or above the Subscription Price. You should make your decision based on your assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering and the information contained in this prospectus. See “Risk Factors” for discussion of some of the risks involved in investing in our securities.

How do I exercise my Subscription Rights?

If you are a shareholder of record (meaning you hold your shares of our common stock in your name and not through a broker, dealer, bank, or other nominee) and you wish to participate in the Rights Offering, you must deliver a properly completed and signed Rights Certificate, together with payment of the amount you wish to invest for both your Basic Subscription Rights and any Over-Subscription Privilege you elect to exercise, to the Subscription Agent before 5:00 p.m., New York City Time, on                 , 2016. If you are exercising your Subscription Rights through your broker, dealer, bank, or other nominee, you should promptly contact your broker, dealer, bank, or other nominee and submit your subscription documents and payment of the amount you wish to invest and subscribe for in accordance with the instructions and within the time period provided by your broker, dealer, bank or other nominee.

What if my shares are held in “street name”?

If you hold your shares of our common stock in the name of a broker, dealer, bank, or other nominee, then your broker, dealer, bank, or other nominee is the record holder of the shares you own. The record holder must exercise the Subscription Rights on your behalf. Therefore, you will need to have your record holder act for you.

If you wish to participate in this Rights Offering and purchase shares of our common stock, please promptly contact the record holder of your shares. We will ask the record holder of your shares, who may be your broker, dealer, bank, or other nominee, to notify you of this Rights Offering.

What form of payment is required?

You must timely pay the full Subscription Price for the full amount you wish to invest and subscribe for pursuant to the exercise of Subscription Rights by delivering to the Subscription Agent a:

•	personal check drawn on a U.S. bank;

•	cashier’s or certified check drawn on a U.S. bank;

•	U.S. Postal money order; or

•	wire transfer.

If you send payment by personal uncertified check, payment will not be deemed to have been delivered to the Subscription Agent until the check has cleared.

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The payment received will be applied to exercise your Subscription Rights to the fullest extent possible based on the amount of the payment received when measured against the Subscription Price after its determination.

When will I receive my new shares of common stock?

The Subscription Agent will arrange for the issuance of the common stock as soon as practicable following the Expiration Date, after payment of the subscribed for amounts have cleared, and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected. All shares that you purchase in the Rights Offering following determination of the Subscription Price will be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration (DRS) account statement from our transfer agent reflecting ownership of these securities if you are a holder of record of shares. If you hold your shares in the name of a broker, dealer, bank, or other nominee, DTC will credit your account with your nominee with the securities you purchase in the Rights Offering.

After I send in my payment and Rights Certificate to the Subscription Agent, may I cancel my exercise of Subscription Rights?

No. Exercises of Subscription Rights are irrevocable unless the Rights Offering is terminated or we amend the Rights Offering to allow for an extension of the Rights Offering for a period of more than 30 days or make a fundamental change to the terms of the Rights Offering set forth in this prospectus, in which case you may cancel your subscription and receive a refund of any money you have advanced, even if you later learn information that you consider to be unfavorable to the exercise of your Subscription Rights. You should not exercise your Subscription Rights and remit any amount unless you are certain that you wish to purchase shares of our common stock at the Subscription Price, a price that will not be determined until after close of trading on the Expiration Date.

How much will our company receive from the Rights Offering?

Assuming that the Rights Offering is fully subscribed, through a combination of our shareholders exercising their Basic Subscription Rights and the their Over-Subscription Privileges, we estimate that the proceeds from the Rights Offering will be approximately $19.8 million, before deducting estimated expenses of $300,000 payable by us in connection with this offering.

Are there risks in exercising my Subscription Rights?

Yes. The exercise of your Subscription Rights involves risks. Exercising your Subscription Rights involves the purchase of additional shares of our common stock, at a Subscription Price that will be determined on the Expiration Date, and you should consider this investment as carefully as you would consider any other investment. We cannot assure you that the market price of our common stock will exceed the Subscription Price, nor can we assure you that the market price of our common stock will not further decline during or after the Rights Offering. We also cannot assure you that you will be able to sell shares of our common stock purchased in the Rights Offering at a price equal to or greater than the Subscription Price. In addition, you should carefully consider the risks described under the heading “Risk Factors” for discussion of some of the risks involved in investing in our securities.

Can the board of directors terminate or extend the Rights Offering?

Yes. Our board of directors may decide to terminate the Rights Offering at any time and for any reason before the expiration of the Rights Offering. We also have the right to extend the Rights Offering for additional periods in our sole discretion. We do not presently intend to extend the Rights Offering. We will notify shareholders if the Rights Offering is terminated or extended by issuing a press release.

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If the Rights Offering is not completed or is terminated, extended or amended, will my subscription payment be refunded to me?

Yes. The Subscription Agent will hold all funds it receives in a segregated bank account until completion of the Rights Offering. If we do not complete the Rights Offering, all subscription payments received by the Subscription Agent will be returned within 10 business days after the termination or expiration of the Rights Offering, without interest or penalty. If we extend the Rights Offering for a period of over 30 days or make a fundamental change to the terms of the Rights Offering set forth in this prospectus, you may cancel your subscription and receive a refund of any money you have advanced.

If you own shares in “street name,” it may take longer for you to receive your subscription payment because the Subscription Agent will return payments through the record holder of your shares.

How do I exercise my Rights if I live outside the United States?

The Subscription Agent will hold Rights Certificates for shareholders having addresses outside the United States. To exercise Subscription Rights, foreign shareholders must notify the Subscription Agent and timely follow other procedures described in the section entitled “The Rights Offering – Foreign Shareholders.”

What fees or charges apply if I purchase shares in the Rights Offering?

We are not charging any fee or sales commission to issue Subscription Rights or shares underlying Subscription Rights if you exercise your Subscription Rights. If you exercise your Subscription Rights through a broker, dealer, custodian bank, or other nominee, you are responsible for paying any fees your broker, dealer, bank, or other nominee may charge you.

What are the U.S. federal income tax consequences of exercising my Subscription Rights?

For U.S. federal income tax purposes, we believe you should not recognize income or loss in connection with the receipt or exercise of Subscription Rights in the Rights Offering. You should consult your tax advisor as to the tax consequences of the Rights Offering in light of your particular circumstances. For a detailed discussion, see “Material U.S. Federal Income Tax Consequences.”

To whom should I send my forms and payment?

If your shares are held in the name of a broker, dealer, bank, or other nominee, then you should send your subscription documents and subscription payment to that broker, dealer, bank, or other nominee. If you are the record holder, then you should send your subscription documents, Rights Certificate, and subscription payment to the Subscription Agent hand delivery, first class mail or courier service to:

By mail:	By hand or overnight courier:
Broadridge Corporate Issuer Solutions, Inc. Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, New York 11717-0693 (855) 793-5068 (toll free)	Broadridge Corporate Issuer Solutions, Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, New York 11717 (855) 793-5068

You or, if applicable, your nominee are solely responsible for completing delivery to the Subscription Agent of your subscription documents, Rights Certificate and payment. You should allow sufficient time for delivery of your subscription materials to the Subscription Agent and clearance of payment before the expiration of the Rights Offering at 5:00 p.m. New York City Time                      , 2016.

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Whom should I contact if I have other questions?

If you have other questions or need assistance, please contact the Information Agent:

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PROSPECTUS SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. Before you decide to invest in shares of our common stock, you should read this entire prospectus carefully, including the section entitled “Risk Factors” and any information incorporated by reference herein.

OUR COMPANY

Overview

Second Sight was founded in 1998 with a mission to develop, manufacture, and market prosthetic devices that restore some useful vision to blind individuals. Our principal offices are located in Sylmar, California, approximately 25 miles northwest of downtown Los Angeles. We also have an office in Lausanne, Switzerland, that manages our commercial and clinical operations in Europe and the Middle East.

Our current product, the Argus® II System, treats outer retinal degenerations, such as retinitis pigmentosa, which we refer to as RP. RP is a hereditary disease, affecting an estimated 1.5 million people worldwide including about 100,000 people in the United States, that causes a progressive degeneration of the light-sensitive cells of the retina, leading to significant visual impairment and ultimately blindness. The Argus II System is the only retinal prosthesis approved in the United States by the Food and Drug Administration (FDA), and was the first approved retinal prosthesis in the world. By restoring some useful vision in patients who otherwise have total sight loss, the Argus II System can provide benefits which include:

•	improving patients’ orientation and mobility, such as locating doors and windows, avoiding obstacles, and following the lines of a crosswalk,

•	allowing patients to feel more connected with people in their surroundings, such as seeing when someone is approaching or moving away

•	providing patients with enjoyment from being “visual” again, such as locating the moon, tracking groups of players as they move around a field, and watching the moving streams of lights from fireworks, and

•	improving patients’ well-being and ability to perform activities of daily living.

The Argus II System provides an artificial form of vision that differs from the vision of people with normal sight. It does not restore normal vision and it does not slow or reverse the progression of the disease. Results vary among patients; while the majority of patients receive significant benefit from the Argus II, some patients report receiving little or no benefit.

Our major corporate, clinical and regulatory milestones include:

•	In 1998, Second Sight was founded.

•	In 2002, we commenced clinical trials in the US for our prototype product, the Argus I retinal prosthesis.

•	In 2007, we commenced clinical trials in the US for the Argus II System, which later became our first commercial product.

•	In 2011, we received marketing approval in Europe (CE Mark) for the Argus II System.

•	In 2013, we received marketing approval in the United States (FDA) for the Argus II System.

•	In 2014, we launched the Argus II in the US, completed our initial public offering (“IPO”), and began trading on NASDAQ under the symbol “EYES.”

•	In 2015, we commenced a clinical trial in the UK for an expanded indication for the Argus II System in individuals with dry AMD.

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Currently, after more than 16 years of research and development, more than $160 million of investment and over $33 million of grants received in support of our technology development, we employ over 100 people in the development (engineering and clinical), manufacture, and commercialization of the Argus II System and future products.

Our Technology

The Argus II System employs electrical stimulation to bypass degenerated photoreceptor cells and to stimulate remaining viable retinal cells thereby inducing visual perception in blind individuals. The Argus II System works by converting video images captured by a miniature camera housed in a patient’s glasses into a series of small electrical pulses that are transmitted wirelessly to an array of electrodes that are implanted on the surface of the retina. These pulses are intended to stimulate the retina’s remaining cells, resulting in a corresponding perception of patterns of light in the brain. Following the implant surgery, patients learn to interpret these visual patterns thereby regaining some useful vision, allowing them to detect shapes of people and objects in their surroundings.

We believe the Argus II System possesses several unique technological advancements compared to other neurostimulation devices including a hermetic package with the smallest size and largest number of individually programmable electrodes, and a patented electrode material that allows high charge densities and small electrode size. Several other engineering challenges, including device reliability, extended lifetime, and a safe and effective bio-interface, were overcome during the development of the product and these solutions have been protected both by patents and by trade secrets. As of December 31, 2015, we have 344 issued patents and 159 pending patent applications, on a worldwide basis. Additionally, from a competitive standpoint, the Argus II System possesses attractive technical and other features that include:

•	A unique patented design that allows a demonstrated lifetime over 8.5 years, and a demonstrated stable benefit over six years
•	Surgical implantation that can be performed in three to four hours using standard vitreoretinal techniques,
•	A relatively large field of view (20 degrees),
•	Implanted patients can undergo MRI procedures, and
•	Individually programmable electrodes on the prosthesis which can permit further optimization of the device after implantation

We have demonstrated the ability to design products with long-term reliability. The Argus I retinal prosthesis, a proof of concept device that was a predecessor to the Argus II, was implanted in six patients in the United States. Argus I patients were implanted an average of 5.8 years, with one patient having used the device for over 10 years. The Argus II System has been implanted in over 170 patients. The average implant duration for these patients is 2.3 years with several users continuing to use the system more than eight years following implantation.

Our Markets

Retinitis Pigmentosa (RP)

RP is a group of inherited disorders that affect the retina. The retina is a layer of nerve cells at the back of the eye. RP is a disease that gradually robs relatively young people of their vision over time. Onset of RP is often noted in the teen years or early twenties, typically as night blindness. This is followed by a period of peripheral vision loss, until the patient is left with a tunnel of vision and then no remaining sight. Although there are various genetic causes (over 100) and thus variability in the disease progression, many people with advanced RP have lost all functional vision by their 40s or 50s. The Argus II System works by bypassing rods and cones which are defunct in these patients and sending electrical signals directly to the retina’s remaining healthy cells.

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Although there are reported trials for other treatments underway, to our knowledge the Argus II System remains the only approved therapeutic option for end-stage RP in the US, and to our knowledge it is the only treatment option generally available to commercial patients anywhere in the world.

Worldwide, an estimated 1.5 million people suffer from RP1, which includes about 100,000 in the US2.  Pan-European data is not readily available, but we believe it is reasonable to estimate that the average prevalence throughout Europe is similar to the average prevalence within the US, and so the ratio of populations could be used to estimate the number of Europeans affected as 167,000 in the 28 EU countries3,4.  Approximately 25% of people with RP in the US have vision that is 20/200 or worse (legally blind)5. Since the bare light perception or worse vision criterion for the US indication is worse than 20/200, we believe that the subset of patients that can be treated by the Argus II System is less than 25,000 in the US. In Europe, the indicated vision loss for Argus II patients is severe to profound which, while better than bare light perception, remains somewhat worse than 20/200. An estimated 42,000 patients in Europe with RP have vision worse than 20/200 and we estimate that the subset of RP patients that can be treated in Europe to be somewhat smaller than this number. Worldwide, we estimate that 375,000 people are legally blind due to RP, and that a portion of these would be candidates for the Argus II System.

Age Related Macular Degeneration (AMD)

AMD is a relatively common eye condition and the leading cause of vision loss among people age 65 and older6. The macula is a small spot near the center of the retina and its damage results in loss of central vision. AMD can start as a blurred area near the center of vision and over time it can grow larger until loss of central vision occurs. Central vision is extremely important for everyday tasks such as reading, writing, and face recognition.

There are three stages of AMD defined in part by the size of drusen (yellow deposits) under the retina. Early and intermediate stage AMD has few symptoms or vision loss. These earlier stages of the disease are usually left untreated or dealt with using diet supplementation. People with advanced AMD have vision loss from damage to the macula. There are two types of late stage AMD:

•	Dry AMD: There is a breakdown of light sensitive cells in the macula that send visual information to the brain, and the supporting tissue beneath the macula. This damage causes vision loss.
•	Wet AMD: Blood vessels grow underneath the retina. These vessels might leak blood which may lead to swelling and damage of the macula. This damage may be severe and can progress quickly.

Worldwide, between 20 and 25 million people suffer from vision loss due to AMD7, and of these about 2 million have vision that is considered legally blind, or worse8.  In the US, just over two million people experience vision loss due to AMD according to a 2010 study by the National Eye Institute. Of the 1.3 million legally blind Americans9, we estimate that 42.5% (or 552,500) are due to AMD10.  Applying this percent of legally blind due to AMD (42.5%) to the total number of legally blind people in Europe (2.55 million)11, we estimate the population of legally blind individuals from AMD to be about 1.08 million individuals in Europe. We believe the Argus II System may be able to help a subset of these legally blind AMD patients who have severe to profound vision loss.

[1]	Weleber, R.G. and Gregory-Evans, K. (2001) ‘Retinitis Pigmentosa and allied disorders.’ In Ryan, S.J. (ed.), Retina. Mosby, St. Louis, pp, 362-470.
[2]	Foundation Fighting Blindness estimates that about 100,000 Americans are affected by RP or similar diseases. (http://www.ffb.ca/documents/File/rp_guide/Guide_to_RP_and_Other_Related_Diseases.pdf)
[3]	Eurostat. Retrieved 1 January 2013.
[4]	Haim M. Epidemiology of Retinitis Pigmentosa in Denmark. Acta Ophthalmol Scand Suppl 2002; 1-34.
[5]	Grover et al., ‘Visual Acuity Impairment in Patients with Retinitis Pigmentosa at Age 45 Years or Older’, Ophthalmology. 1999 Sept; 106(9):1780-5.
[6]	The Eye Diseases Prevalence Research Group, 2004a; CDC, 2009.
[7]	Choptar, A., Chakravarthy, U., and Verma, D. ‘Age Related Macular Degeneration’. BJM 2003;326:485.
[8]	Global Data on Visual Impairments 2010, World Health Organization.
[9]	National Eye Institute ( http://www.nei.nih.gov/eyedata/blind.asp).
[10]	Congdon N, O’Colmain B, Klaver CC, et al. Causes and prevalence of visual impairment among adults in the United States. Arch Ophthalmol. Apr 2004;122(4):477-485. This percent amount was derived from the rates of different causes of blindness by different races and racial demographic data from 2010 US Census data.
[11]	Global Data on Visual Impairments 2010, World Health Organization.

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Other diseases resulting in blindness that may be treated by Orion I cortical visual prosthesis system

Many diseases outside of RP and AMD can also cause blindness. Many of the largest causes of visual impairment (i.e. refractive error and cataracts) are avoidable or curable, and their prolonged or untreated impact on vision is largely observed in developing nations. Some other causes of blindness, such as brain trauma, may also not be suitable for treatment by a cortical stimulator. However, the remaining causes of severe vision loss which include glaucoma, diabetic retinopathy, eye trauma, retinopathy of prematurity and many others can result in severe visual impairment that we anticipate to be treatable by an Orion I visual prosthesis system.

According to the World Health Organization (WHO)12, 285 million people suffer from vision loss worldwide. Of these, 39 million people are considered legally blind. The WHO further estimates that 80% of legal blindness is avoidable, leaving 7.8 million legally blind individuals, including those blind due to AMD and RP, or 5.8 million excluding AMD and RP. In the US, 1.3 million people are legally blind13, of which we estimate 44.3%, or 575,900, are legally blind due to causes other than preventable/treatable conditions, RP or AMD14. Applying the same logic, we estimate 1.13 million individuals are legally blind in Europe due to causes other than preventable/treatable conditions, RP or AMD.

Our Strategy

Second Sight’s strategy can be summarized as follows:

•	Grow our commercial footprint, continue to expand reimbursement coverage in our target markets, and reach a larger proportion of eligible patients
•	Expand Argus II use in the RP population with improved product performance
•	Enter the AMD market with Argus II to access a substantially larger market
•	Leverage proven ARGUS technology to restore some vision with cortical stimulation and expand addressable markets to those patients who are blind from eye trauma, optic nerve disease, and other cause.

Grow commercial footprint, secure adequate reimbursement and connect with patients

We launched the Argus II System in Italy and Germany at the end of 2011; in Saudi Arabia, France, the Netherlands and England in 2013; in Switzerland, Spain, the US and Canada in 2014; and Austria and Turkey in 2015. We continue to employ a Centers of Excellence sales strategy, deploying the Argus II at prominent and reputable eye centers. We believe this strategy represents an efficient use of our capital after giving consideration to the following factors:

•	The size of the RP patient population.
•	The complexity of the technology, surgery, and treatment paradigm.
•	The cost of selecting, qualifying, training and supporting new centers.

When selecting new sites, we focus on high quality health providers considering the following factors:

•	Geographic location
•	Facility and surgeon skill & reputation
•	Access to a pool of RP patients
•	Known regulatory pathway
•	Established reimbursement
•	Desire and capability of institution to perform a meaningful number of surgeries annually

[12]	WHO Fact Sheet number 282, updated October 2013.
[13]	National Eye Institute (http://www.nei.nih.gov/eyedata/blind.asp).
[14]	Congdon N, O’Colmain B, Klaver CC, et al. Causes and prevalence of visual impairment among adults in the United States. Arch Ophthalmol. Apr 2004;122(4):477-485. This percent amount was derived from the rates of different causes of blindness by different races and racial demographic data from 2010 US Census data.

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As we expand our commercial footprint beyond the initial eye centers, the capability and desire of the center to perform a meaningful number of surgeries and the presence of established reimbursement become increasingly critical to our ability to expand access to patients.

As of December 31, 2015, we currently have 15 centers in the United States and Canada that are actively implanting the Argus II. We believe that we will be able to serve the domestic RP market by having approximately 50 implanting centers across the US. In Europe and the Middle East, we currently have 18 centers that are actively implanting the Argus II (eight in Germany, three in France, one in Saudi Arabia, two in Turkey, two in Spain, and two in Italy). We believe that we will be able to serve the European and Middle East markets for RP by having approximately 50 – 75 centers across Europe and the Middle East.

To date, we have employed direct sales and clinical specialists to service our markets in the US and Canada. The majority of our markets in Europe are also serviced by a direct sales and clinical specialist team. As of December 31, 2015, the sales/clinical specialist team for North America numbered five persons and the sales team for Europe and the Middle East numbered four persons. In some cases, we believe that we can more efficiently expand our reach by securing distributors in key markets. To date, we have appointed distributors in Spain, Turkey and Saudi Arabia. We expect that our distributors will commit to providing support services that include marketing, market access, sales, surgical support and service.

The company is evaluating potential new markets including countries in Latin America or Asia Pacific regions. We will selectively enter markets based on multiple factors including: the presence of RP patients, skilled surgeons, a facility with the necessary support infrastructure, a reliable source of funding or reimbursement, and our ability to effectively provide needed clinical or surgical support.

Obtaining reimbursement from governmental and private insurance companies is critical to our future commercial success. Due to the cost of the Argus II System, our sales would be limited without the availability of third party reimbursement. In the US, coding, coverage, and payment are necessary for the surgical procedure and Argus II system to be reimbursed by payers. Coding has been established for the device and the surgical procedure. Coverage and payment vary by payer. Argus II patients are eligible for Medicare, and coverage is primarily provided through traditional Medicare (sometimes referred to as Medicare Fee-for-Service (FFS)) or Medicare Advantage. A small percentage of patients are covered by commercial insurers.

•	Medicare FFS patients – Coverage is determined by Medicare Administrative Contractors (MACs) that administer various geographic regions of the US. As of January 1, 2016, four of 12 MACs (16 states) have made positive coverage decisions for the Argus II. Effective January 1, 2016, the Centers for Medicare & Medicaid Services (CMS) established a New Technology Ambulatory Payment Class (APC) 1599, Level 48, with a payment rate of $95,000 for both the procedure and the Argus II Retinal Prosthesis System. From October 1, 2013 through December 31, 2015, the Argus II was classified as having pass-through payment status and the device was paid separately from the procedure. The 2016 Medicare payment rate is lower than the payment that some hospitals received for the device and the procedure in 2015. It is also lower than the current average selling price for the Argus II system in the US, which is $144,000.

•	Medicare Advantage patients – Medicare Advantage plans are required to cover the same benefits as those covered by the MAC in that jurisdiction. For example, if a MAC in a jurisdiction has favorable coverage for the Argus II, then all Medicare Advantage plans in that MAC jurisdiction are required to offer the same coverage for the Argus II. Individual hospitals and ASCs may negotiate contracts specific to that individual facility, which may include additional separate payment for the Argus II implant system. In addition, procedural payment is variable and can be based on a percentage of billed charges, payment groupings or other individually negotiated payment methodologies. Medicare Advantage plans also allow providers to confirm coverage and payment for the Argus II procedure in advance of implantation. In 2015, 93% or 13 of 14 Medicare Advantage pre-authorization requests were granted.

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•	Commercial insurer patients – Commercial insurance plans make coverage and payment rate decisions independent of Medicare decisions and contracts are individually negotiated with facility and physician providers.

In 2015, 32 individuals in the US and Canada received and were implanted with the Argus II technology. Of these, nine were Medicare FFS patients, 13 were Medicare Advantage patients and three were commercially insured patients. The remaining seven patients were private pay, Veteran’s Administration, or other insurers.

A significant focus for 2016, and beyond, will be expanding US reimbursement coverage and working with CMS to establish Medicare hospital outpatient and ambulatory surgery center payment rates to fully cover the hospitals’ costs. We have individuals working at Second Sight dedicated to reimbursement and employ a variety of consultants with expertise in this field. Currently, four MACs that oversee 16 states have agreed to cover the Argus II System when medically necessary for the FDA approved indications. The MACs now covering the Argus II include CGS Administrators, LLC (for the states of Ohio and Kentucky), Palmetto GBA (for the states of North and South Carolina, West Virginia and Virginia, other than the counties of Arlington and Fairfax in Virginia and the City of Arlington in Virginia), National Government Services, Inc. (NGS), Jurisdiction 6 (for the states of Illinois, Minnesota and Wisconsin), and NGS, Jurisdiction K (for the states of Connecticut, New York, Maine, Massachusetts, New Hampshire, Rhode Island and Vermont). We are actively engaged with the remaining MACs and are committed to supporting their requests for information and evidence of benefit. We expect that additional positive coverage decisions will be issued over time but cannot predict timing or ultimate success with each MAC.

We are actively engaged with CMS concerning the outpatient payment rate for Medicare FFS patients. As discussed above, the 2016 Medicare hospital outpatient payment rate for the Argus procedure is $95,000. Based on available cost information, the Medicare hospital outpatient payment rate should be closer to $150,000 to fully cover the hospitals’ costs for the device and procedure (with physician fees being billed and reimbursed separately). Our efforts have been focused on changing the 2016 payment rate to be more reflective of hospitals’ actual costs. In parallel, the company is focused on obtaining a 2017 outpatient payment rate that adequately covers hospital costs. Several paths exist to accomplishing this goal including continued education of hospitals concerning the importance of properly coding, billing and submitting Argus II Medicare claims. Finally, the company is exploring other options for changes to US reimbursement policy that may facilitate appropriate reimbursement. No assurance can be given that the company will be successful in any of these endeavors.

Within Europe, we have obtained reimbursement approval in Germany, France and two regions of Italy. We also are seeking reimbursement approval in other countries including the United Kingdom, Belgium, Netherlands, Switzerland and Turkey. In France, Second Sight was selected to receive the first "Forfait Innovation" (Innovation Bundle) from the Ministry of Health, which is a special funding program for breakthrough procedures to be introduced into clinical practice. As part of this program, Second Sight is conducting a post-market study in France which will enroll a total of 18 subjects and follow them for two years.  The French program will fund implantation of up to 18 additional patients that will not be part of the post-market study. After review of the study’s results, we expect Argus II therapy to be covered and funded through the standard payment system in France, however, we can provide no assurance that the French government will continue to fund the Argus II after the first 36 implants.

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To date, we have not faced traditional sales challenges in any of our markets, largely due to the currently unmet clinical need and the lack of any other available device or competitive treatment for RP-caused profound blindness. Our marketing activities have focused on raising awareness of the Argus II System with potential patients, implanting physicians, and referring physicians. Our marketing activities include exhibiting, sponsoring symposia, and securing podium presence at professional and trade shows, securing journalist coverage in popular and trade media, attending patient meetings focused on educating patients about existing and future treatments, and sponsoring information sessions for the Argus II System. In the US, our efforts in 2016 will focus on presenting media ads dedicated to RP patients and their families. These ads will be placed in geographic areas where we have proven implanting centers and established reimbursement. Based on pilot efforts we conducted in 2015 we believe this may be a cost-efficient method to connect qualified patients with Argus II implanting centers.

Expand Argus II use in RP population with improved product performance

The Argus II System is currently approved for RP patients with bare or no light perception in the US, and in Europe for severe to profound vision loss due to outer retinal degeneration, such as from retinitis pigmentosa, choroideremia, and other similar conditions. The number of people who are legally blind due to RP is estimated to be about 25,000 in the US, 42,000 in Europe, and about 375,000 total worldwide. A subset of these patients would be eligible for the Argus II System since the approved baseline vision for the Argus II System is worse than legally blind (20/200). Scarce epidemiological data on visual acuity below legal blindness make it difficult to determine a precise estimate of the potential patient population for this device.

The company believes an opportunity exists to expand the use of its technology to better sighted individuals with RP than are currently being treated. In order to achieve this market expansion, the company is undertaking multiple development efforts to improve the technology’s performance. These efforts include:

•	External hardware - We expect to launch new externals in early 2017. These new externals will include head mounted telemetry system (glasses), camera and the video processing unit (VPU). We anticipate that the new VPU will possess processing power over 25 times greater the current Argus II system and will enable enhanced image processing and retina stimulation protocols discussed further below.

•	Image processing software – We are developing advanced software to improve the quality and usefulness of the Argus II vision delivered to patients. The development of these software packages is in the early phases and no assurance can be made that our efforts will be successful. If successful, we expect that these software packages, which will run on the new external hardware platform, should be available commercially in 2017.

•	Retina stimulation protocols – Preliminary animal and human data by our team and other researchers suggests that we can achieve improved resolution by adjusting retinal stimulation protocols. Examples include long pulses and sine waves to create a more focused percept, and current steering to cause perception of pixels between electrodes. We expect to test these protocols in patients using the new external hardware platform in 2017 and, if successful, they could be available commercially in 2018.

•	3rd generation retina implants and external hardware – We are developing and evaluating multiple next generation retinal implants and external hardware that could improve visual performance in RP patients and patients with other forms of blindness.

As these development efforts proceed, the company will prioritize the technologies or approaches that offer the most potential benefit and attempt further to define the regulatory and reimbursement pathway to bring each to the market.

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Enter AMD market with Argus II to access a substantially larger market

We believe we can expand the market for the Argus II System beyond RP to patients with severe to profound vision loss due to dry age-related macular degeneration or dry AMD. We began a five-subject pilot study in the United Kingdom in June 2015, to determine the utility of the Argus II System for use in persons suffering from dry AMD. As of December 31, 2015, we have enrolled four of five patients. If this small study yields positive results, then we will conduct a larger pivotal study in Europe and the United States intended to demonstrate the safety and effectiveness of this therapy. We intend to use these clinical trial data to support regulatory approval in the US and Europe to expand our indications for use to specifically cover dry AMD, and seek reimbursement in these markets for this expanded indication. We estimate the population of people who are legally blind due to AMD to be about 552,500 in the US, 1.08 million in Europe, and two million worldwide. If approved for marketing, a subset of these patients (such as those with dry AMD) would be eligible for the Argus II.

The size and timing of the pivotal study are dependent on multiple factors including the actual subset of AMD patients we target and whether we decide to modify the Argus II system prior to commencing the study. The subset of patients will influence the regulatory and reimbursement pathways, the size of the study and the length of time required to enroll the study. The company is also evaluating the potential benefits of system changes optimized for AMD. No assurance can be given that we will be successful in any of these endeavors.

Leverage proven ARGUS technology to restore vision with cortical stimulation and expand addressable market to those who are blind from eye trauma, optic nerve disease, and other causes.

We are developing another product for cortical stimulation that we expect will be able to treat nearly all forms of profound blindness. As currently planned, the Orion I visual prosthesis system will be based on technology that we utilize in our Argus II system.

We believe we can further expand our market to include nearly all profoundly blind individuals, other than those who are blind due to preventable diseases or due to brain damage, by developing a visual cortical prosthesis. We refer to this product as the OrionTM I visual prosthesis system. Our objective in designing and developing the Orion I visual prosthesis system is to bypass the optic nerve and directly stimulate the part of the brain responsible for vision. We intend to develop the Orion I visual prosthesis by modifying the Argus II system and plan to begin clinical trials of the Orion I visual prosthesis system in the first half of 2017. We estimate that there are about 575,900 people in the US, 1.13 million in Europe, and about 5.8 million worldwide who are legally blind due to causes other than preventable conditions, RP or AMD. If approved for marketing, the FDA will determine the subset of these patients who are eligible for the Orion I.

Our Competition

The US life sciences industry is highly competitive and well-positioned for future growth. The treatment of blindness is a significant clinically unmet need and others continue to make progress. There are several approaches to treating blindness including:

•	Retinal Prostheses (including the Argus II): aimed at giving more visual ability to a blind patient via implanting a device in the eye to stimulate remaining retina cells. Electrical neurostimulation technology has seen growing use in recent years for numerous applications– such as chronic pain, Parkinson’s Disease, Essential Tremor, Epilepsy, and others.

•	Transplants: transplanting retinal tissue to stimulate remaining retina cells.

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•	Stem Cells: generally involves implanting immature retinal support cells aimed at slowing retinal degeneration. A single patient with wet AMD was recently implanted in London with an embryonic stem cell line. No data is yet available as to safety or efficacy of this implantation.

•	Genetics and Gene Therapy: involves identifying a specific gene that is causing retinal problems (there are over 120 for retinitis pigmentosa alone) resulting in visual impairments and blindness; and inserting healthy genes into an individual’s cells using a virus to treat the diseases. A company recently announced phase 3 data for a 21 patient study with a median age of 11 for a gene that affects a very small percentage of retinitis pigmentosa patients, RPE65. They met their primary endpoint (completing a maze test) but did not improve visual acuity. They are expected to apply for FDA approval in 2016. Should this product garner FDA approval, we believe that there is essentially no overlap with our current market since our patients are generally older (Argus II is indicated for an age minimum of 25 in the US). That study involved injecting better sighted patients in attempting to show an improvement in residual vision rather than restoring vision that is completely lost which is the objective of the Argus II treatment.

•	Optogenetics Therapy: aimed at slowing down, reversing, and/or eliminating the process by which photoreceptors in the eye are compromised. This therapy also requires infecting the patient’s cells with a virus. However, instead of fixing a gene defect, this approach would cause cells within the eye to become light sensitive. Animal work has shown that these cells are not sensitive enough to respond to ambient light, so this approach currently also requires a light amplifier outside the body to increase light delivered to the retina.

•	Nutritional Therapy: involves diets or supplements that are thought to prevent or slow the progress of vision loss.

•	Implantable Telescope: VisionCare Ophthalmic Technologies, Inc. offers an FDA approved implantable miniature telescope for AMD, a magnifying device that is implanted in the eye. The VisonCare telescope is approved for use in patients with severe to profound vision impairment (best corrected visual acuity of 20/160 to 20/800) due to dry AMD.

•	The BrainPort® V100, by Wicab, Inc., includes a video camera mounted on a pair of sunglasses, a hand-held controller, and tongue array. The tongue array contains 400 electrodes and is connected to the glasses via a flexible cable. White pixels from the camera are felt on the tongue as strong stimulation, black pixels as no stimulation, and gray levels as medium levels of stimulation. This device is indicated for the profoundly blind. Wicab reports that The Brain Port V100 is currently commercially available in the US, EU and Hong Kong.

•	There are currently no treatments for AMD after the disease has caused severe to profound vision loss nor are there any established treatments that delay or reverse the progression of Dry AMD other than supplements.

•	Therapies exist for Wet AMD that delay the progression of visual impairment or slightly improve the vision, rather than completely curing or reversing its course. These therapies are approved in many regions throughout the world, including the US and EU.

Commercial efforts to develop retinal implants by others include:

•	Retina Implant AG: A German company that is developing the Alpha IMS, a wireless sub-retinal implant. Although this company had obtained CE Mark and was expected to begin commercialization during 2015 in the EU, to our knowledge this product is not generally available to commercial patients. Furthermore, there was a recent report of two clinical trial patients recently implanted in the UK. To our knowledge, Retina Implant has not applied for or obtained FDA approval to begin a clinical trial in the US as of the date of this prospectus.

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•	Pixium Vision S.A.: A French company that is developing the IRIS (Intelligent Retinal Implant System) that is surgically placed into the eye and attached to the surface of the retina. Similar to our Argus II technology, its system uses a camera and a wireless transmitter. Pixium is in clinical studies with IRIS and has submitted a CE mark application in 2015 and plans to begin commercialization of its product during 2016 in EU. To our knowledge, Pixium Vision has not applied for or obtained FDA approval to begin a clinical trial in the US as of the date of this prospectus.

•	NanoRetina Inc., a company based in Israel, and several other early stage companies are reported to have developed intellectual property or technology that may improve retinal prostheses in the future, but to our knowledge none of these efforts has resulted in a completed system that has been tested clinically in patients.

•	Academic entities are also working on vision restoring implants. These include Bionic Vision Australia (an early prototype device has been developed and to our knowledge implanted in three human subjects), Boston Retinal Implant project (preclinical phase), Stanford University (preclinical), and Monash Vision Group (preclinical phase). Of these projects, we believe most have not yet demonstrated a working implant, only one has reportedly begun long-term clinical work in humans, and to our knowledge none has received FDA approval to begin clinical trials in the US

No other retinal prosthesis to our knowledge has been successful in long-term human trials, currently making the Argus II System the sole implant generally available to commercial patients for treating RP in the US, Canada, EU, and Saudi Arabia. We anticipate that our competitors are unlikely to obtain significant commercial traction in EU until they have developed in depth clinical data showing the reliability and functionality of their products.

Risk Factors that affect us

See “Risk Factors” beginning on page 35 and other information included elsewhere in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Corporate Information

Second Sight Medical Products, Inc. was incorporated in California in May 2003 as a successor to Second Sight LLC, a Delaware limited liability company formed in 1998. Our principal executive offices and manufacturing facilities are located at 12744 San Fernando Road, Suite 400, Sylmar, California 91342. Our telephone number is (818) 833-5000. Our European subsidiary, Second Sight Medical Products (Switzerland) Sàrl, maintains offices at EPFL-PSE A, Route de Jean-Daniel Colladon, CH-1015 Lausanne, Switzerland.

Our website address is www.secondsight.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus.

Unless otherwise indicated, the terms “Second Sight,” “we,” “us” and “our” refer to Second Sight Medical Products, Inc., a California corporation, and our subsidiaries.

“Second Sight,” “Argus”, “FLORA” and the Second Sight logo are our registered trademarks and, "Orion" is a trademark in the US, EU and Switzerland.

Emerging Growth Company

The Jumpstart Our Business Startups Act, or the JOBS Act, was enacted in April 2012 with the intention of encouraging capital formation in the United States and reducing the regulatory burden on newly public companies that qualify as “emerging growth companies.” We are an emerging growth company within the meaning of the JOBS Act. As an emerging growth company, we may take advantage of certain exemptions from various public reporting requirements, including the requirement that our internal control over financial reporting be audited by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, certain requirements related to the disclosure of executive compensation in this prospectus and in our periodic reports and proxy statements, and the requirement that we hold a nonbinding advisory vote on executive compensation and any golden parachute payments. We may take advantage of these exemptions until we are no longer an emerging growth company.

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We will remain an emerging growth company until the earliest to occur of

•	the last day of the fiscal year in which we have $1.0 billion or more in annual revenue;

•	the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates;

•	the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; or

•	the last day of the fiscal year ending after the fifth anniversary of our initial public offering.

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act) are required to comply with the new or revised financial accounting standard.  The JOBS Act also provides that a company can elect to opt out of the extended transition period provided by Section 102(b)(1) of the JOBS Act and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable.  We have irrevocably elected to opt out of this extended transition period provided by Section 102(b)(1) of the JOBS Act.  Even though we have elected to opt out of the extended transition period, we may still take advantage of all of the other provisions of the JOBS Act, which include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

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SUMMARY CONSOLIDATED FINANCIAL DATA

The following summary consolidated statements of operations data for the years ended December 31, 2014 and 2013 and the consolidated balance sheet data as of December 31, 2014 and 2013 have been derived from our audited consolidated financial statements that are included in the documents incorporated by reference into this prospectus. The summary consolidated statements of operations data for the nine-month periods ended September 30, 2015 and 2014 and the consolidated balance sheet data as of September 30, 2015 is derived from our unaudited consolidated financial statements that are included in the documents incorporated by reference into this prospectus. The historical financial data presented below is not necessarily indicative of our financial results in future periods, and the results for the nine-month period ended September 30, 2015 are not necessarily indicative of our operating results to be expected for the full fiscal year ended December 31, 2015 or any other period. You should read the summary consolidated financial data in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the documents incorporated by reference into this prospectus. Our consolidated financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP. Our unaudited consolidated financial statements have been prepared on a basis consistent with our audited financial statements and include all adjustments, consisting of normal and recurring adjustments that we consider necessary for a fair presentation of the financial position and results of operations as of and for such periods.

	Year Ended		Nine Months Ended
	December 31,		September 30,
Consolidated Statements of Operations Data:	2014	2013	2015	2014
			Unaudited	Unaudited
Net sales	$3,397,852	$1,564,933	$6,587,981	$1,877,632

Cost of sales	3,558,135	5,629,320	3,622,240	2,137,119

Gross profit (loss)	(160,283)	(4,064,387)	2,965,741	(259,487)

Operating expenses:
Research and development, net of grants	5,040,969	3,248,466	2,489,441	3,679,667
Clinical and regulatory	2,621,919	3,215,290	2,543,013	1,937,562
Selling and marketing	6,844,825	3,301,452	6,425,062	4,690,195
General and administrative	6,565,464	4,167,934	6,078,885	5,101,504
Total operating expenses	21,073,177	13,933,142	17,536,401	15,408,928

Loss from operations	(21,233,460)	(17,997,529)	(14,570,660)	(15,668,415)

Interest income	9,108	7,454	1,232	8,417
Other income, net	11,805	34,768	24,766	11,820
Interest expense on convertible notes and loans payable	(1,956,555)	(1,588,687)	-	(1,655,903)
Amortization of discount on convertible notes	(5,077,535)	(3,424,931)	-	(4,320,048)
Write-off of unamortized discount on conversion of convertible promissory notes	(6,954,610)	-	-	-

Net loss	$(35,201,247)	$(22,968,925)	$(14,544,662)	$(21,624,129)
Net loss per share	$(1.41)	$(1.02)	$(0.41)	$(0.91)

Weighted average numbers of shares outstanding:
Basic and diluted	25,052,806	22,521,432	35,555,110	23,647,632

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	December 31,		September 30,
Consolidated Balance Sheet Data:	2014	2013	2015
			Unaudited
Cash	$619,411	$62,565	$268,658
Money market funds	33,999,563	8,611,614	21,400,465
Working capital	33,524,991	9,104,436	23,082,994
Total assets	43,069,444	12,673,421	33,287,489
Convertible notes payable	-	19,211,112	-
Shareholders’ equity (deficit)	34,618,247	(9,221,071)	24,504,103

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SUMMARY OF THE RIGHTS OFFERING

Securities to be offered	We are distributing to you, at no charge, one non-transferable Subscription Right to invest $.55 for every share of our common stock that you owned on the Record Date, either as a holder of record or, in the case of shares held of record by brokers, banks, or other nominees, on your behalf, as a beneficial owner of such shares.

Size of offering	We are offering our shareholders, rights to subscribe for our shares in amounts, at the Subscription Price as determined below, that may yield gross proceeds to the company of up to approximately $19.8 million. In the event, however, of further volatility and market or price declines we may elect to limit stock that we sell in the Rights Offering to no more than 10 million shares which could result in gross proceeds to us of less than $19.8 million even if our shareholders subscribe for all of their Subscription Rights.

Subscription Price	The lesser of 85% of the closing price per share of our common stock as reported by NASDAQ on __, 2016, which is the expiration date of this Rights Offering, or $4.25 per share. To be effective, any payment related to the exercise of a right must clear prior to the expiration date of the rights offering.

Record Date	5:00 p.m., New York City Time, , 2016.

Subscription Right	Each Subscription Right consists of a Basic Subscription Right and an Over-Subscription Privilege.

Basic Subscription Rights	The Basic Subscription Right will entitle you to invest $.55 for each share of our common stock you own on the Record Date at the Subscription Price.

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Over-Subscription Privilege	If you fully exercise your Basic Subscription Right and other shareholders do not fully exercise their Basic Subscription Rights, you may also exercise an Over-Subscription Privilege to invest an additional amount which will permit you to acquire additional shares of common stock at the Subscription Price, when that price is determined, that remain unsubscribed at the expiration of the Rights Offering, subject to the availability and pro rata allocation of shares among shareholders exercising this Over-Subscription Privilege. To the extent the number of the unsubscribed shares are not sufficient to satisfy all of the properly exercised Over-Subscription Privilege requests based on the amounts invested by shareholders participating in this offering, then the available shares will be prorated among those who properly exercised Over-Subscription Privileges based on the number of shares each rights holder subscribed for under the Basic Subscription Right after that number is determined when measured against the Subscription Price. If this pro rata allocation results in any shareholder receiving a greater number of shares of common stock than the shareholder subscribed for pursuant to the exercise of the Over-Subscription Privilege, then such shareholder will be allocated only that number of shares for which the shareholder oversubscribed, and the remaining shares of common stock will be allocated among all other shareholders exercising the Over-Subscription Privilege on the same pro rata basis described above. The proration process will be repeated until all shares of common stock have been allocated or all over-subscription exercises have been fulfilled, whichever occurs earlier.

Limitations on Exercise	In the event that the exercise by a shareholder of the Basic Subscription Right or the Over-Subscription Privilege could, as determined by the Company in its sole discretion, potentially result in a limitation on the Company’s ability to use net operating losses, tax credits and other tax attributes, which we refer to as the “Tax Attributes,” under the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”, and rules promulgated by the Internal Revenue Service, the Company may, but is under no obligation to, reduce the exercise by such shareholder of the Basic Subscription Right or the Over-Subscription Privilege to such number of shares of common stock as the Company in its sole discretion shall determine to be advisable in order to preserve the Company’s ability to use the Tax Attributes.

Expiration Date	The Subscription Rights will expire at 5:00 p.m., New York City Time, on , 2016. We reserve the right to extend the expiration date in our sole discretion.

Procedure for exercising Subscription Rights	To exercise your Subscription Rights, you must take the following steps:

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If you are a record holder of our common stock, you must deliver a properly completed Rights Certificate to the Subscription Agent together with payment in cleared or good funds to be received before 5:00 p.m., New York City Time, on , 2016. You may deliver the documents and payments by first class mail or courier service. If you use first class mail for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

If you are a beneficial owner of shares that are registered in the name of a broker, dealer, custodian bank, or other nominee, you should instruct your broker, dealer, custodian bank, or other nominee to exercise your Subscription Rights on your behalf. Please follow the instructions of your nominee, who may require that you meet a deadline earlier than 5:00 p.m., New York City Time, on , 2016.

Delivery of Shares	As soon as practicable after the Expiration Date, the Subscription Agent will determine the Subscription Price and the number of shares subscribed for, and arrange for the issuance of the shares of common stock purchased pursuant to the Rights Offering. All shares that are purchased in the Rights Offering will be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration (DRS) account statement from our transfer agent reflecting ownership of these securities if you are a holder of record of shares. If you hold your shares in the name of a custodian bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the securities you purchased in the Rights Offering.

Non-transferability of Subscription Rights	The Subscription Rights may not be sold, transferred, assigned or given away to anyone. The Subscription Rights will not be listed for trading on any stock exchange or market.

No board recommendation	Our board of directors is not making a recommendation regarding your exercise of the Subscription Rights. You are urged to make your decision to invest based on your own assessment of our business and the Rights Offering. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our securities.

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No revocation	All exercises of subscription rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your Subscription Rights and even if the rights offering is extended by our board of directors. However, if we amend the rights offering to allow for an extension of the rights offering for a period of more than 30 days or make a fundamental change to the terms of the rights offering set forth in this prospectus, you may cancel your subscription and receive a refund of any money you have advanced. You should not exercise your Subscription Rights unless you are certain that you wish to purchase additional shares of our common stock at a subscription price that will not be determined or fixed until expiration of the Rights Offering period on , 2016. The Subscription Price will be the lesser of 85% of the closing price of the shares of our common stock on the Expiration Date as reported by NASDAQ, or $4.25 per share.

Use of proceeds	Assuming, by way of illustration, that 5,615,909 shares of our common stock are sold in the Rights Offering at a Subscription Price of $3.52 (which is 85% of the closing price of our stock on January 20, 2016), we estimate that the proceeds from the Rights Offering will be approximately $19.8 million, before deducting fees and expenses payable by us estimated to be $300,000. We intend to use the net proceeds we receive from the offering (i) to continue funding the ongoing clinical study of Argus II in patients with AMD, (ii) to further expand markets, domestic and international, for Argus II for RP (iii) to continue funding the ongoing development of the Orion I visual prosthesis, and (iv) for other operating and general corporate purposes. See “Use of Proceeds.”

U.S. Federal Income Tax Considerations	For U.S. federal income tax purposes, you generally should not recognize income or loss in connection with the receipt or exercise of subscription rights. You are urged, however, to consult your own tax advisor as to your particular tax consequences resulting from the receipt and exercise of Subscription Rights and the receipt, ownership and disposition of our common stock. For further information, please see “Material U.S. Federal Income Tax Consequences.”

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Extension, Cancellation and Amendment

We have the option to extend the rights offering and the period for exercising your subscription rights for a period not to exceed 30 days, although we do not presently intend to do so. If we elect to extend the expiration of the rights offering, we will issue a press release announcing such extension no later than 9:00 a.m., New York City time, on the next business day after the most recently announced expiration time of the rights offering. We will extend the duration of the rights offering as required by applicable law or regulation and we reserve the right to extend it if we decide in our sole discretion to give our investors more time to exercise Subscription Rights in the Rights Offering. If we elect to extend the rights offering for a period of more than 30 days, then holders who have subscribed for rights may cancel their subscriptions and receive a refund of all money advanced. We have no current intention to extend the time period of the Rights Offering.

Our board of directors may cancel the Rights Offering at any time prior to the Expiration Date for any reason. In the event that the rights offering is cancelled, we will issue a press release notifying shareholders of the cancellation and all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable. In the event of further volatility and market or price declines we may elect to limit stock that we sell in the Rights Offering to no more than 10 million shares.

Our board of directors also reserves the right to amend or modify the terms of the Rghts Offering. If we should make any fundamental changes to the terms of the Rights Offering set forth in this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included, offer potential purchasers who have subscribed for rights the opportunity to cancel such subscriptions and issue a refund of any money advanced by such shareholder and recirculate an updated prospectus after the post-effective amendment is declared effective by the SEC. In addition, upon such event, we may extend the Expiration Date to allow holders of rights ample time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to the rights offering and the new expiration date. Although we do not presently intend to do so, we may choose to amend or modify the terms of the rights offering for any reason, including, without limitation, in order to increase participation in the rights offering. Such amendments or modifications may include a change in the Subscription Price, although no such change is presently contemplated.

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Subscription Agent	Broadridge Corporate Issuer Solutions, Inc.

Information Agent	Broadridge Corporate Issuer Solutions, Inc.

Shares Outstanding Before the Rights Offering	35,941,816 shares of our common stock were outstanding as of January 20, 2016

Shares Outstanding After the Rights Offering	The shares we issue in this Rights Offering will be the result of dividing the aggregate amount of accepted shareholder subscriptions by the Subscription Price rounded down to the nearest whole share. Using the closing price of the stock on January 20, 2016 of $4.14 per share as an illustration, the Subscription Price would be $3.52 per share. In that event if our shareholders had subscribed and paid for the full aggregate amount being offered by the Company, we would expect to issue a maximum of 5,615,909 shares of our common stock and in that event we estimate that the gross proceeds from the Rights Offering will be approximately $19.8 million, before estimated costs and fees payable by us of $300,000. Following the Rights Offering, in this example, we anticipate that we would then have approximately 41,557,725 shares of our common stock outstanding.

Risk Factors	You should carefully read and consider the risk factors contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and in the “Risk Factors” section beginning on page 35 of this prospectus, together with all of the other information included in or incorporated by reference into this prospectus, before you decide to exercise your subscription rights to purchase shares of our common stock. These risks include without limitation, the risks related to our growth strategy, risks related to our operating losses and need for additional investment capital, risks related to our business and risks associated with the regulatory environment to which we are subject.

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Fees and Expenses	We will pay all fees charged by the Subscription Agent and the Information Agent in connection with the rights offering. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of the subscription rights.

NASDAQ Capital Market Trading Symbol	EYES

Indicated Subscription Exercises of Gregg Williams and of Easton Invest AG	Gregg Williams, a member of our Board of Directors and one of our principal shareholders, has indicated his intent to exercise all of his Subscription Rights received in the Rights Offering and to invest up to an aggregate of $8.5 million to purchase shares of our common stock at the Subscription Price. In addition to his indicated $8.5 million investment, we have allowed Mr. Williams the right, but not the obligation, to provide all the remaining unsubscribed amounts, if any, as of the Expiration Date and at the Subscription Price, up to the aggregate balance of the amount not taken up in the offering by our other shareholders. Easton Invest AG, a share holding entity that is affiliated with an early investor in our company, has also indicated its intent to exercise all of its Subscription Rights received in the Rights Offering and to invest up to an aggregate of $4.25 million to purchase shares of our common stock at the Subscription Price.

Questions	If you have any questions about the rights offering, including questions about subscription procedures and requests for additional copies of this prospectus or other documents, please contact Broadridge Corporate Issuer Solutions, Inc., our subscription agent/information agent at (855)793-5068 (toll free) or email at shareholder@broadridge.com.

Summary Financial Information

The selected consolidated financial data presented below should be read in conjunction with our consolidated financial statements and the notes to the consolidated financial statements and “Management's Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated herein by reference.

Our revenues, net loss and comprehensive loss for the fiscal years ended December 31, 2014, December 31, 2013, and for the nine months ended September 30, 2015, and September 30, 2014, were as follows:

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	Fiscal Years Ended December 31,		Nine Months Ended September 30,
	2014	2013	2015	2014
			(unaudited)	(unaudited)
Revenues	$3,397,852	$1,564,933	$6,587,981	$1,877,632
Net loss	$35,201,247	$22,968,925	$14,544,662	$21,624,129
Comprehensive Loss	$35,407,721	$23,051,289	$14,616,826	$21,761,486

Material U.S. federal income tax consequences

For U.S. federal income tax purposes, we do not believe you should recognize income or loss upon receipt or exercise of a Subscription Right. You should consult your own tax advisor as to the tax consequences of the Rights Offering in light of your particular circumstances. See "Material U.S. Federal Income Tax Consequences."

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RISK FACTORS

We are subject to various risks that may materially harm our business, prospects, financial condition and results of operations.  An investment in our common stock is speculative and involves a high degree of risk.  In evaluating an investment in shares of our common stock, you should carefully consider the risks described below, together with the other information included or incorporated by reference in this prospectus.

If any of the events described in the following risk factors actually occurs, or if additional risks and uncertainties that are not presently known to us or that we currently deem immaterial later materialize, then our business, prospects, results of operations and financial condition could be materially and adversely affected.  In that event, the trading price of our common stock could decline, and you may lose all or part of your investment in our shares.  The risks discussed below include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements.

Your interest in our company may be diluted as a result of this offering.

Common shareholders who do not fully exercise their respective rights should expect that they will, at the completion of this offering, own a smaller proportional interest in our company than would otherwise be the case had they fully exercised their Basic Subscription Rights.

The market price of our common stock is volatile and may decline before or after the subscription rights expire.

The market price of our common stock could be subject to wide fluctuations in response to numerous factors, some of which are beyond our control. These factors include, among other things, actual or anticipated variations in our costs of doing business, operating results and cash flow, the nature and content of our earnings releases and our competitors' earnings releases, customers, competitors or markets, changes in financial estimates by securities analysts, business conditions in our markets and the general state of the securities markets and the market for similar stocks, changes in capital markets that affect the perceived availability of capital to companies in our industries, governmental legislation or regulation, as well as general economic and market conditions, such as continued downturns in our economy and recessions.

We cannot assure you that the market price of our common stock will not decline after you elect to exercise your subscription rights and obtain shares as computed with respect to the Subscription Price when it is determined. Accordingly, we cannot assure you that following the exercise of your subscription rights you will be able to sell your common stock at a price equal to or greater than the Subscription Price. Until shares are delivered upon expiration of the rights offering, you will not be able to sell the shares of our common stock that you purchase in the rights offering. Certificates (physical, electronic or book entry from) representing shares of our common stock purchased will be delivered as soon as practicable after expiration of the Rights Offering. We will not pay you interest on funds delivered to the Subscription Agent pursuant to the exercise of Subscription Rights.

Completion of this offering is not subject to our raising a minimum offering amount and therefore proceeds may be insufficient to meet our objectives, thereby increasing the risk to investors in this offering.

Completion of this offering is not subject to our raising a minimum offering amount. As such, proceeds from this rights offering may not be sufficient to meet the objectives we state in this prospectus or other corporate milestones that we may set. Shareholders should not rely on the success of the Rights Offering to address our need for funding. If we fail to raise capital by about the middle of the fourth quarter of 2016, we would anticipate having significantly to decrease our growth plans and operating expenses, which will curtail the progress of our business.

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The Subscription Rights are not transferable and there is no market for the Subscription Rights.

You may not sell, transfer or assign your Subscription Rights. The Subscription Rights are only transferable by operation of law. Because the Subscription Rights are non-transferable, there is no market or other means for you to directly realize any value associated with the Subscription Rights. You must exercise the Subscription Rights and acquire additional shares of our common stock to realize any value that may be embedded in the Subscription Rights.

None of our officers, directors or significant shareholders with exception of Gregg Williams is obligated to exercise their subscription rights and, as a result, the Rights Offering may be undersubscribed.

As a group, our officers and directors own approximately 62% of our outstanding common stock and there are no 5% or more significant holders of our common stock other than officers and directors. We have received indications from Gregg Williams, a member of our Board of Directors and one of our principal shareholders, pursuant to which Mr. Williams has agreed to exercise all of his Subscription Rights and to invest an aggregate of up to $8.5 million to purchase shares at the Subscription Price to the extent that unsubscribed subscription rights are available. We have also received indications from Easton Invest AG, a shareholder entity that is affiliated with one of our early investors, pursuant to which Easton has agreed to exercise all of its Subscription Rights and to invest an aggregate of up to $4.25 million to purchase shares of common stock at the Subscription Price to the extent that unsubscribed subscription rights are available. None of our other officers, directors or significant shareholders is obligated to participate in Rights Offering. We cannot guarantee you that any of our officers or directors or significant shareholders will exercise their basic or over-subscription rights to purchase any shares issued in connection with this offering and there is no minimum amount required to be raised in this offering. As a result, the offering may be undersubscribed and proceeds may not be sufficient to meet the objectives we state in this prospectus or other corporate milestones that we may set.

This offering may cause the price of our common stock to decline.

Depending upon the trading price of our common stock at the time of our announcement of the rights offering and its terms, including the Subscription Price as determined upon the expiration of the Rights Offering, together with the number of shares of common stock we propose to issue and ultimately will issue if this offering is completed, this offering may result in an immediate decline in the market value of our common stock. This decline may continue after the completion of Rights Offering. If that occurs, you may have committed to buy shares of common stock in the Rights Offering at a price greater than the prevailing market price following the Expiration Date. Further, if a substantial number of rights are exercised and the holders of the shares received upon exercise of those rights choose to sell some or all of those shares, the resulting sales could depress the market price of our common stock. There is no assurance that, following the Expiration Date, you will be able to sell your common stock at a price equal to or greater than the Subscription Price.

If we terminate the Rights Offering for any reason, we will have no obligation other than to return subscription monies promptly.

We may decide, in our discretion and for any reason, to cancel or terminate the Rights Offering at any time prior to the Expiration Date. If this offering is terminated, we will have no obligation with respect to rights that have been exercised except to return promptly, without interest or deduction, the subscription monies deposited with the Subscription Agent. If we terminate this offering and you have not exercised any rights, such rights will expire worthless.

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Our common stock price may be volatile as a result of Rights Offering.

The trading price of our common stock may fluctuate substantially. The price of the common stock that will prevail in the market following the Rights Offering may be higher or lower than the Subscription Price depending on many factors, some of which are beyond our control and may not be directly related to our operating performance. These factors include, but are not limited to, the following:

•	price and volume fluctuations in the overall stock market from time to time, including increased volatility resulting from uncertain domestic and global market conditions ;

•	significant volatility in the market price and trading volume of our securities, including increased volatility arising from investor pessimism and bearish sentiment which may accompany uncertain domestic and global market conditions;

•	actual or anticipated changes or fluctuations in our operating results;

•	material announcements by us regarding business performance, financings, mergers and acquisitions or other transactions;

•	general economic conditions and trends;

•	competitive factors;

•	loss of key supplier or distribution relationships; or

•	departures of key personnel.

We will have broad discretion in the use of the net proceeds we receive and may not use the proceeds effectively.

Although we plan to use the proceeds of this offering primarily for working capital, we will not be restricted to such use and will have broad discretion in determining how the proceeds of this offering will be used. Our discretion is not substantially limited by the uses set forth in this prospectus in the section entitled “Use of Proceeds”. While our board of directors believes the flexibility in application of the net proceeds is prudent, the broad discretion it affords entails increased risks to the investors in this offering. Investors in this offering have no current basis to evaluate the possible merits or risks of any application of the net proceeds of this offering. Our shareholders may not agree with the manner in which we choose to allocate and spend the net proceeds.

If you do not act on a timely basis and follow subscription instructions, your exercise of rights may be rejected.

Holders of shares of common stock who desire to purchase shares of our common stock in this offering must act on a timely basis to ensure that all required forms and payments are actually received by the Subscription Agent prior to 5:00 p.m., New York City time, on the expiration date, unless extended. If you are a beneficial owner of shares of common stock and you wish to exercise your rights, you must act promptly to ensure that your broker, dealer, custodian bank, trustee or other nominee acts for you and that all required forms and payments are actually received by your broker, dealer, custodian bank, trustee or other nominee in sufficient time to deliver such forms and payments to the Subscription Agent to exercise the rights granted in this offering that you beneficially own prior to 5:00 p.m., New York City time on the expiration date, as may be extended. We will not be responsible if your broker, dealer, custodian bank, trustee or other nominee fails to ensure that all required forms and payments are actually received by the subscription agent prior to 5:00 p.m., New York City time, on the expiration date, as may be extended.

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If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise in this offering, the Subscription Agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor the Subscription Agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

If you make payment of the subscription amount by uncertified check, your check may not clear in sufficient time to enable you to purchase shares in this rights offering.

Any uncertified check for an investment amount intended for shares to be issued in this rights offering must clear prior to the expiration date of this rights offering, and the clearing process may require five or more business days. If you choose to exercise your subscription rights, in whole or in part, and to pay for shares by uncertified check and your check has not cleared prior to the expiration date of this rights offering, you will not have satisfied the conditions to exercise your subscription rights and will not receive the shares you wish to purchase.

The tax treatment of the rights offering is somewhat uncertain and it may be treated as a taxable event to our shareholders.

If the rights offering is deemed to be part of a “disproportionate distribution” under section 305 of the Internal Revenue Code, our shareholders may recognize taxable income for U.S. federal income tax purposes in connection with the receipt of subscription rights in the rights offering depending on our current and accumulated earnings and profits and our shareholders' tax basis in our common stock. A “disproportionate distribution” is a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some shareholders or holders of debt instruments convertible into stock and an increase in the proportionate interest of other shareholders in a company's assets or earnings and profits. It is unclear whether the fact that we have outstanding options and certain other equity-based awards could cause the receipt of subscription rights to be part of a disproportionate distribution. Please see “Material U.S. Federal Income Tax Consequences” for further information on the treatment of the rights offering.

The rights offering could impair or limit our net operating loss carry forwards.

As of December 31, 2014 we had net operating loss (which we refer to as “NOL”) carryforwards of approximately $107 million for U.S. federal income tax purposes. Under the Internal Revenue Code, an “ownership change” with respect to a corporation can significantly limit the amount of pre-ownership change NOLs and certain other tax assets that the corporation may utilize after the ownership change to offset future taxable income, possibly reducing the amount of cash available to us to satisfy its obligations. The purchase of shares of our common stock in the Rights Offering may trigger an ownership change with respect to our stock. In the event that the exercise by a shareholder of the Basic Subscription Right or the Over-Subscription Privilege could, as determined by the Company in its sole discretion, potentially result in a limitation on the Company’s ability to use Tax Attributes we may, but are under no obligation to, reduce the exercise by such shareholder of the Basic Subscription Right and/or the Over-Subscription Privilege to such number of shares of common stocks as the Company in its sole discretion shall determine to be advisable in order to preserve the Company’s ability to use the Tax Attributes.

We may amend or modify the terms of the rights offering at any time prior to the expiration of the rights offering in our sole discretion.

Our board of directors reserves the right to amend or modify the terms of the rights offering in its sole discretion. Although we do not presently intend to do so, we may choose to amend or modify the terms of the rights offering for any reason, including, without limitation, in order to increase participation in the rights offering. Such amendments or modifications may include a change in the manner in which we determine the Subscription Price, although no such change is presently contemplated. If we should make any fundamental changes to the terms of the rights offering set forth in this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included, offer potential purchasers who have subscribed for rights the opportunity to cancel such subscriptions and issue a refund of any subscription payments advanced by such shareholder and recirculate an updated prospectus after the post-effective amendment is declared effective by the SEC. In addition, upon such event, we may extend the expiration date of the rights offering to allow holders of rights ample time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to the rights offering and the new expiration date. The terms of the rights offering cannot be modified or amended after the expiration date of the rights offering.

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The Subscription Price determined for this offering is not an indication of the fair value of our common stock.

In determining the method for obtaining the Subscription Price at the expiration of the Rights Offering period, our board of directors considered a number of factors, including, but not limited to, the price at which our shareholders might be willing to participate in the Rights Offering, historical and current trading prices for our common stock including volatility, the amount of proceeds desired, the potential need for liquidity and capital, potential market conditions, and the desire to provide an opportunity to our shareholders to participate in the Rights Offering. In conjunction with its review of these factors, our board of directors also reviewed a range of discounts to market value represented by the subscription prices in various prior Rights Offerings by other public companies. The Subscription Price does not necessarily bear any relationship to the book value of our assets, results of operations, cash flows, losses, financial condition or any other established criteria for value. You should not consider the Subscription Price as an indication of the fair value of our common stock. After the date of this prospectus, our common stock may trade at prices above or below the Subscription Price.

You may not receive all of the shares of common stock for which you subscribe.

Holders who fully exercise their Basic Subscription Rights will be entitled to subscribe for additional amounts in the exercise of their Over-Subscription Privileges. Under the terms of this Rights Offering, Over-Subscription Privileges will be allocated pro rata among Rights holders who over-subscribed, based on the over-subscription amounts at the Subscription Price to which they have subscribed. We cannot guarantee that you will receive at the Subscription Price any or the entire amount of shares for which you over-subscribed. Moreover, even if you would otherwise have the opportunity to receive the entire amount of shares for which you over-subscribed, in the event of further volatility and price declines we may elect to limit stock that we sell in the Rights Offering to no more than 10 million shares and should that occur your total prorated allocation of shares could be reduced. If the prorated amount of shares allocated to you at the Subscription Price in connection with your Over-Subscription Privilege is less than your Over-Subscription Request, then the excess funds held by the Subscription Agent on your behalf will be returned to you, without interest, as soon as practicable after the Rights Offering has expired and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected, and we will have no further obligations to you.

In the event that the exercise by a shareholder of the Basic Subscription Right or the Over-Subscription Privilege could, as determined by the Company in its sole discretion, potentially result in a limitation on the Company’s ability to use Tax Attributes we may, but are under no obligation to, reduce the exercise by such shareholder of the Basic Subscription Right and/or the Over-Subscription Privilege to such number of shares of common stocks as the Company in its sole discretion shall determine to be advisable in order to preserve the Company’s ability to use the Tax Attributes. If the amount of shares allocated to you is less than your subscription request, then the excess funds held by the Subscription Agent on your behalf will be returned to you, without interest, as soon as practicable after the Rights Offering has expired and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected, and we will have no further obligations to you.

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Risks Related to Our Common Stock

We have not been profitable to date and expect our operating losses to continue for the foreseeable future; we may never be profitable.

We have incurred operating losses and generated negative cash flows since our inception and have financed our operations principally through equity investments and borrowings. At this time, our ability to generate sufficient revenues to fund operations is uncertain. For the fiscal year ended December 31, 2014, we had net revenue of $3,397,852 and incurred a net loss of $35,201,247. Our total accumulated deficit through December 31, 2014, was $152,663,968. For the nine months ended we had net revenue of $6,587,981 and incurred a net loss of $14,544,662. Our total accumulated deficit (unaudited) through September 30,2015, was $167,208,630.

As a result of our brief operating history, revenue is difficult to predict with certainty. Current and projected expense levels are based largely on estimates of future revenue. We expect expenses to increase in the future as we expand our activities. We cannot assure you that we will be profitable in the future. Accordingly, the extent of our future losses and the time required to achieve profitability, if ever, is uncertain. Failure to achieve profitability could materially and adversely affect the value of our Company and our ability to effect additional financings. The success of the business depends on our ability to increase revenues to offset expenses. If our revenues fall short of projections, our business, financial condition and operating results will be materially adversely affected.

Our financial statements for our fiscal year ended December 31, 2015 may be prepared assuming a going concern qualification by our auditors.

Our independent registered public accounting firm in their report on the Company’s 2015 consolidated financial statements may express substantial doubt about our ability to continue as a going concern if we do not have adequate capital to support our operations through at least the next 12 months. Our ability to continue as a going concern is dependent upon our ability to obtain additional financing, obtain further operating efficiencies, reduce expenditures, attain favorable gross margins and ultimately, create profitable operations. Such financings may not be available or may not be available on reasonable terms.

Sales, or the availability for sale, of substantial amounts of our common stock could adversely affect the value of our common stock.

No prediction can be made as to the effect, if any, that future sales of our common stock, or the availability of our common stock for future sales, will have on the market price of our common stock. The number of shares issuable in this Rights Offering is not fixed and will depend on both the total amounts we receive from our shareholders of record in this Offering and the Subscription Price once it is determined. See "Rights Offering-Shares of Our Common Stock Outstanding After The Rights Offering." Because the Subscription Price is not fixed as of the date of this prospectus we cannot determine prior to completion of the Rights Offering the total number of shares we might issue, however, notwithstanding the price of our shares on the date that the Subscription Price is fixed, in the event of further volatility and market or price declines we may elect to limit stock that we sell in the Rights Offering to no more than 10 million shares.. Sales of substantial amounts of our common stock in the public market and the availability of shares for future sale could adversely affect the prevailing market price of our common stock. This in turn could impair our future ability to raise capital through an offering of our equity securities.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

We are not restricted from issuing additional shares of common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, shares of common stock, as well as any shares of common stock that may be issued pursuant to our shareholder rights plan. The market price of our common stock could decline as a result of sales of our common stock made after this offering or the perception that such sales could occur. We may issue and sell additional shares of our common stock in private placements or registered offerings in the future. We also may conduct additional rights offerings in the future pursuant to which we may issue shares of our common stock.

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We will incur substantial expenses in connection with the Rights Offering, which may not return adequate value if the Rights Offering is ultimately not consummated or successful.

The estimated expenses for the Rights Offering payable by us are approximately $300,000. If the registration statement of which this prospectus is a part is not declared effective, the Rights Offering is not commenced or the Rights Offering is not ultimately consummated or successful, we will incur these expenses nonetheless.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND OTHER INFORMATION CONTAINED IN THIS PROSPECTUS

This prospectus and the documents included or incorporated by reference in this prospectus contains forward-looking statements.  Forward-looking statements give our current expectations or forecasts of future events.  You can identify these statements by the fact that they do not relate strictly to historical or current facts.  You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus.  In particular, these include statements relating to future actions, prospective products, applications, customers, technologies, future performance or results of anticipated products, expenses, and financial results.  These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections.  Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•	our liquidity and our ability to raise capital to finance our operations,
•	our limited cash and a history of losses,
•	our future financial and operating results and our ability to achieve profitability,
•	our limited experience in marketing our product at a sustainable commercial level and need to expand our domestic and international marketing programs,
•	emerging competition and rapidly advancing technology or alternative therapies and treatments for persons suffering from blindness,
•	customer demand for the products we develop, effective pricing and obtaining reimbursement under government and private insurance programs,
•	our need to conduct and pay for additional clinical trials to determine efficacy of the Argus II System in treating patients with AMD and for new products that we are planning on developing especially the Orion I product,
•	our ability to obtain adequate government and private party insurance reimbursements for our products domestically and in foreign markets,
•	the impact of competitive or alternative products, technologies and pricing,
•	general economic conditions and events and the impact they may have on us and our potential customers,
•	the adequacy of protections afforded to us by the patents that we own and license and the cost to us of maintaining, enforcing and defending those patents and licenses,
•	our ability to obtain, expand and maintain patent protection in the future, and to protect our non-patented intellectual property,
•	our exposure to and ability to defend third-party claims and challenges to our patents, licenses and other intellectual property rights,
•	our ability to obtain adequate financing in the future,
•	our ability to continue as a going concern,
•	our ability to devolop, successfully test and obtain FDA and other regulatory approvals for the Orion I
•	our intentions, expectations and beliefs regarding anticipated growth, market penetration and trends in our business,
•	the timing and success of our plan of product commercialization,
•	the effects of market conditions on our stock price and operating results,
•	our ability to timely and effectively adapt our existing technology and have our technology solutions gain market acceptance,
•	our plans to use the proceeds from this offering,
•	our ability to comply with evolving legal standards and regulations, particularly concerning requirements for being a public company and United States export regulations,

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•	the attraction and retention of qualified employees and key personnel, and
•	other factors discussed in the “Risk Factors” section of this prospectus.

Forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements included in this prospectus or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by federal securities laws.  Actual future results may vary materially as a result of various factors, including, without limitation, the risks outlined under the section entitled “Risk Factors” and matters described in this prospectus generally.  In light of these risks and uncertainties, we cannot assure you that the forward-looking statements contained in this prospectus will in fact occur.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances described in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations, except as required by law.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the Securities and Exchange Commission as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

USE OF PROCEEDS

If our shareholders subscribe and pay for all Rights offered by us in this prospectus, we estimate that the proceeds from the Rights Offering will be approximately $19.8 million, before deducting fees and expenses payable by us estimated at approximately $300,000 (including bonus compensation of $100,000 payable to Aaron Mendelsohn, one of our directors, for his services on behalf of the board in connection with this offering).

We intend to use the net proceeds from the exercise of Subscription Rights:

•	to continue funding the ongoing clinical study of Argus II to demonstrate the safety and efficacy of the Argus II System for the treatment of age-related macular degeneration;

•	to further expand markets, domestic and international, for Argus II for RP.

•	to continue funding the ongoing development of Orion I, a visual prosthesis for cortical stimulation that we expect will be able to treat nearly all forms of blindness; and

•	for general corporate purposes, including working capital, research and development, business development and operational purposes.

There is no minimum amount that must be raised in the Rights Offering. Our management will retain broad discretion as to the allocation of the net proceeds from this offering. Until we use the net proceeds of this offering, we intend to invest the funds in short-term, interest bearing investments.

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CAPITALIZATION

The following table presents our cash, cash equivalents, money market funds and capitalization, as of September 30 2015 (unaudited):

•	on an actual basis; and

•	by way of example, on a pro forma as adjusted basis to give effect to the sale by us in this Rights Offering of a maximum of 5,615,909 shares at the Subscription Price of $3.52 per share which is based on 85% of the actual closing price $4.14 per share of the shares of our common stock on NASDAQ as of January 20, 2016, and our receipt of the net proceeds from that sale after deducting our estimated offering expenses of approximately $300,000 (including bonus compensation of $100,000 payable to Aaron Mendelsohn, one of our directors, for his services on behalf of the board in connection with this offering).

The pro forma as adjusted information set forth below is illustrative only and will be adjusted based on the number of shares sold and the Subscription Price.  The Subscription Price could be materially different than the price utilized herein as a result of future changes in the market price of our common stock.  You should read this information in conjunction with our consolidated financial statements and notes thereto incorporated by reference into this prospectus.

	As of September 30, 2015
	Actul	Pro Forma As Adjusted
	(Unaudited)
Cash and money market funds	$21,669,123	$41,137,122

Shareholders’ equity:
Preferred stock, no par value, 10,000,000 shares authorized; none issued and outstanding, actual or pro forma as adjusted	-	-
Common stock, no par value, 200,000,000 shares authorized;	165,641,563	185,109,562
Actual – 35,851,400 shares issued and outstanding;
Pro forma as adjusted – 41,467,309 shares issued and outstanding
Common stock to be issued	114,333	114,333
Additional paid-in capital	26,507,980	26,507,980
Notes receivable to finance stock option exercises	(5,007)	(5,007)
Accumulated other comprehensive loss	(546,136)	(546,136)
Accumulated deficit	(167,208,630)	(167,208,630)

Total shareholders’ equity	$24,504,103	$43,972,102

The information above is as of September 30, 2015 and excludes:

•	3,504,695 shares of common stock issuable upon the exercise of stock options outstanding at September 30, 2015 with a weighted average exercise price of $7.99 per share;

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•	1,434,464 shares of common stock reserved for future issuance to our employees under the Company’s 2011 Equity Incentive Plan;
•	190,000 shares of common stock issuable upon the settlement of restricted stock units outstanding at September 30, 2015;
•	1,840,403 shares of common stock issuable upon the exercise of warrants outstanding at September 30, 2015 with a weighted average exercise price of $7.72 per share;
•	411,914 shares of common stock issuable through Long Term Investor Rights issued in connection with the Company’s initial public offering;
•	250,000 shares of common stock reserved for future issuance to our employees under the Company’s Employee Stock Purchase Plan.

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DILUTION

Purchasers of our common stock in the Rights Offering will experience an immediate dilution of the net tangible book value per share of our common stock. Our net tangible book value as of September 30, 2015 was $24,504,103, or $0.68 per share of our common stock (based upon 35,851,400 shares of our common stock outstanding). Net tangible book value per share is equal to our total net tangible book value, which is our total tangible assets less our total liabilities, divided by the number of shares of our outstanding common stock. Dilution per share equals the difference between the amount per share paid by purchasers of shares of common stock in the Rights Offering and the net tangible book value per share of our common stock immediately after the Rights Offering.

By way of illustration, based on the sale by us in this Rights Offering of 5,615,909 shares at the Subscription Price of $3.52 per share, which is based on 85% of the actual closing price of $4.14 per share of the shares of our common stock on Nasdaq as of January 20, 2016, and after deducting estimated offering expenses and fees payable by us of $300,000 (including bonus compensation of $100,000 payable to Aaron Mendelsohn, one of our directors, for his services on behalf of the board in connection with this offering) and the application of the estimated $19,467,999 of net proceeds from the Rights Offering, our pro forma net tangible book value as of September 30, 2015 would have been approximately $43,972,102, or $1.06 per share. This represents an immediate increase in pro forma net tangible book value to existing shareholders of $0.38 per share and an immediate dilution to purchasers in the Rights Offering of $2.46 per share.

The pro forma dilution in net tangible book value per share to purchasers set forth below is illustrative only and will be adjusted based on the number of shares sold and the Subscription Price.  The Subscription Price could be materially different than the price utilized herein as a result of future changes in the market price of our common stock.  You should read this information in conjunction with our consolidated financial statements and notes thereto incorporated by reference into this prospectus.

The following table illustrates this per-share dilution as of September 30, 2015:

Subscription Price		$3.52

Net tangible book value per share as of September 30, 2015 (unaudited) , before Rights Offering	$0.68

Pro forma Increase in net tangible book value per share attributable to Rights Offering	0.38

Pro forma net tangible book value per share as of September 30, 2015, after giving effect to Rights Offering		1.06

Pro forma dilution in net tangible book value per share to purchasers		$2.46

The information above is as of September 30, 2015 and excludes:

•	3,504,695 shares of common stock issuable upon the exercise of stock options outstanding at September 30, 2015 with a weighted average exercise price of $7.99 per share;
•	1,434,464 shares of common stock reserved for future issuance to our employees under the Company’s 2011 Equity Incentive Plan;
•	190,000 shares of common stock issuable upon the settlement of restricted stock units outstanding at September 30, 2015;
•	1,840,403 shares of common stock issuable upon the exercise of warrants outstanding at September 30, 2015 with a weighted average exercise price of $7.72 per share;
•	411,914 shares of common stock issuable through Long Term Investor Rights issued in connection with the Company’s initial public offering;
•	250,000 shares of common stock reserved for future issuance to our employees under the Company’s Employee Stock Purchase Plan.

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MARKET PRICE OF OUR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

Our common stock is traded on The NASDAQ Capital Market under the symbol “EYES.” Our common stock has, from time to time, traded on a limited, sporadic and volatile basis. The table below shows the high and low sales closing prices for our common stock for the periods indicated, as reported by NASDAQ.

	Price Ranges
	High	Low
Fiscal Year Ended December 31, 2015
First Quarter	$17.44	$8.43
Second Quarter	16.28	11.56
Third Quarter	14.45	5.93
Fourth Quarter	8.07	4.70

Fiscal Year Ended December 31, 2014
Fourth Quarter	$23.60	$10.15

The closing price of our common stock on January 20, 2016 was $4.14 per share. As of January 20, 2016, there were approximately 187 holders of record of our common stock, excluding shareholders for whom shares are held in “nominee” or “street name.”

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and we do not intend to pay cash dividends in the foreseeable future. We expect as of the date hereof to retain any future earnings to fund the operation and expansion of our business.

THE RIGHTS OFFERING

The Subscription Rights

We are distributing to holders of our common stock, at no charge, non-transferable subscription rights to purchase shares of our common stock. We refer to the offering that is the subject of this prospectus as the Rights Offering. In the Rights Offering, you will receive the right to invest $.55 for each share of common stock owned at 5:00 p.m., New York City Time, on                   , 2016, the record date of the Rights Offering, or the Record Date. The Subscription Rights will not be tradable. The price per share will be determined on                  2016, which is the expiration date of our offering period, or the Expiration Date, and will equal the lower of 85% of the closing price of our shares as reported by NASDAQ on the Expiration Date or $4.25. We refer to the price as so determined as the Subscription Price.

Each Subscription Right will entitle you to invest $.55 towards the purchase of shares of our common stock, which we refer to as the Basic Subscription Right, at the Subscription Price. If you exercise your Basic Subscription Rights in full, and other shareholders do not fully exercise their Basic Subscription Rights, you will be entitled to an Over-Subscription Privilege to purchase a portion of the unsubscribed Common Stock at the Subscription Price, subject to proration and ownership limitations, which we refer to as the Over-Subscription Privilege. Each Subscription Right consists of a Basic Subscription Right and an Over-Subscription Privilege. The number of shares that you will obtain will equal the accepted dollar amount of your investment divided by the Subscription Price rounded down to the nearest whole share. If all the Subscription Rights were exercised, the total gross proceeds to us from the sale of shares of common stock offered in the rights offering would be approximately $19.8 million.

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Basic Subscription Rights

Your Basic Subscription Rights will entitle you to invest $.55 towards the purchase of shares of our common stock for each share of stock that you own on the Record Date. For example, if you owned 100 shares of Common Stock on the Record Date, you would receive 100 Rights and would have the right to invest $0.55 for each share of Common Stock you own as of the Record Date at the Subscription Price. If you have invested $55, and if on the expiration date of the Rights Offering the closing price of our common stock as reported by NASDAQ is $4.00 per share, the Subscription Price will be $3.40 (which constitutes 85% of $4.00), you would receive a rounded down 16 shares and a refund of $0.60. If you have invested $55, and if on the expiration date of the Rights Offering the closing price of our common stock as reported by NASDAQ is $6.00 per share, the Subscription Price will be $4.25 and you would receive a rounded down 12 shares and a refund of $4.00. You may exercise all or a portion of your Basic Subscription Rights, or you may choose not to exercise any of your Basic Subscription Rights. If you do not exercise your Basic Subscription Rights in full, you will not be entitled to exercise your Over-Subscription Privilege.

Over-Subscription Privilege

If you exercise your Basic Subscription Rights in full, you may also choose to exercise your Over-Subscription Privilege. Subject to proration and stock ownership limitations, and limitations on share sales we may impose that are described below, if applicable, we will seek to honor the Over-Subscription Privilege requests in full. If Over-Subscription Privilege requests exceed the number of shares available, however, we will allocate the available shares pro rata among the record holders exercising the Over-Subscription Privilege in proportion to the number of shares of our common stock each of those record holders owned on the Record Date, relative to the number of shares owned by all record holders exercising the Over-Subscription Privilege. If this pro rata allocation results in any record holder receiving a greater number of shares than the record holder subscribed for pursuant to the exercise of the Over-Subscription Privilege, then such record holder will be allocated only that number of shares for which the record holder oversubscribed, and the remaining shares will be allocated among all other record holders exercising the Over-Subscription Privilege on the same pro rata basis described above. The proration process will be repeated until all shares have been allocated.

Broadridge Corporate Issuer Solutions, Inc., the Subscription Agent for the Rights Offering, will determine the over-subscription allocation based on the formula described above.

To the extent the aggregate subscription payment of the actual number of unsubscribed shares available to you at the Subscription Price pursuant to the Over-Subscription Privilege is less than the amount you actually paid in connection with the exercise of the Over-Subscription Privilege, you will be allocated, after the Subscription Price is determined, only the number of unsubscribed shares available to you, and any excess subscription payments will be returned to you, without interest or penalty, within 10 business days after expiration of the Rights Offering.

We can provide no assurances that, following determination of the Subscription Price, you will actually be entitled to purchase the number of shares issuable upon the exercise of your Over-Subscription Privilege in full at the expiration of the Rights Offering. We will not be able to satisfy any requests for shares pursuant to the Over-Subscription Privilege if all of our shareholders exercise their Basic Subscription Rights in full, and we will only honor an Over-Subscription Privilege to the extent sufficient shares are available following the exercise of Basic Subscription Rights.

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Limitation on the Purchase of Shares

You may only purchase the number of shares purchasable upon exercise of the number of Basic Subscription Rights distributed to you in the Rights Offering, plus the Over-Subscription Privilege, if any. Accordingly, the number of shares that you may purchase in the Rights Offering is limited by the number of shares of our common stock you held on the Record Date and by the extent to which other shareholders exercise their Basic Subscription Rights and Over-Subscription Privileges, which we cannot determine prior to completion of the Rights Offering. Because the Subscription Price is not fixed as of the date of this prospectus (see below) we cannot determine prior to completion of the Rights Offering on the Expiration Date the total number of shares we might issue, however, notwithstanding the price of our shares on the date that the Subscription Price is fixed and notwithstanding the subscribed for amounts that we may receive, in the event of further volatility and market or price declines we may elect to limit stock that we sell in the Rights Offering to no more than 10 million shares. See "Risk Factors."

Subscription Price

We recognize that prices of our shares may fluctuate and that trading in our securities may be volatile during the period that this Rights Offering may be open to our shareholders. As a result, we have elected to establish the Subscription Price immediately after the close of trading on                  2016, which is the expiration date of this offering, at a price per share that will be the lower of 85% of the closing price on that date or $4.25. The Subscription Price as so determined does not necessarily bear any relationship to our past or expected future results of operations, cash flows, current financial condition, or any other established criteria for value.

Method of Determining Subscription Price

In establishing the method of determining the Subscription Price, the board of directors considered a variety of factors including those listed below:

•	our need to raise capital in the near term to continue our operations;

•	the current and historical trading prices of our common stock and volatility of trading markets;

•	a price that would increase the likelihood of participation in the Rights Offering;

•	the cost of capital from other sources;

•	comparable precedent transactions, including the percentage of shares offered, the terms of the subscription rights being offered, the Subscription Price and the discount that the Subscription Price represents to the immediately prevailing closing prices for these offerings;

•	an analysis of stock price trading multiples for companies similar to us that, among other things, did not need to raise capital in the near-term; and

•	our most recently forecasted revenue relative to our peer group.

The Subscription Price does not necessarily bear any relationship to any established criteria for value. No valuation consultant or investment banker has opined upon the fairness or adequacy of the Subscription Price. You should not consider the Subscription Price as an indication of actual value of our company or our common stock. You should not assume or expect that, after the Rights Offering, our shares of common stock will trade at or above the Subscription Price in any given time period. The market price of our common stock may decline during or after the Rights Offering. We cannot assure you that you will be able to sell the shares of our common stock purchased during the Rights Offering at a price equal to or greater than the Subscription Price. You should obtain a current price quote for our common stock before exercising your Subscription Rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of this Rights Offering. Once made, all exercises of Subscription Rights are irrevocable, unless set forth otherwise herein.

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Non-Transferability of Subscription Rights

The Subscription Rights are non-transferable (other than by operation of law) and, therefore, you may not sell, transfer, assign or give away your Subscription Rights to anyone. The Subscription Rights will not be listed for trading on any stock exchange or market.

Expiration Date; Extension

The subscription period, during which you may exercise your Subscription Rights, expires at 5:00 p.m., New York City, on          , 2016, which is the expiration date of the Rights Offering. If you do not exercise your Subscription Rights before that time, your Subscription Rights will expire and will no longer be exercisable. We will not be required to issue shares to you if the Subscription Agent receives your Rights Certificate or your subscription payment after that time. We have the option to extend the Rights Offering in our sole discretion, although we do not presently intend to do so. We may extend the Rights Offering by giving oral or written notice to the Subscription Agent before the Rights Offering expires. If we elect to extend the Rights Offering, we will issue a press release announcing the extension no later than 9:00 a.m., New York City Time, on the next business day after the most recently announced expiration date of the Rights Offering.

If you hold your shares of common stock in the name of a broker, dealer, custodian bank or other nominee, the nominee will exercise the Subscription Rights on your behalf in accordance with your instructions. Please note that the nominee may establish a deadline that may be before 5:00 p.m., New York City Time, on          , 2016, which is the Expiration Date that we have established for the Rights Offering.

In the event we amend the Rights Offering to allow for an extension of the rights offering for a period of more than 30 days or make a fundamental change to the terms of the Rights Offering set forth in this prospectus, you may cancel your subscription and receive a refund of any money you have advanced.

Termination

We may terminate the Rights Offering at any time and for any reason prior to the completion of the Rights Offering. If we terminate the Rights Offering, we will issue a press release notifying shareholders and the public of the termination.

Return of Funds upon Completion, Termination or Amendment

The Subscription Agent will hold funds received in payment for shares in a segregated account pending completion of the Rights Offering. The Subscription Agent will hold this money until the Rights Offering is completed or is terminated. To the extent you properly exercise your Over-Subscription Privilege for an amount of shares that, following determination of the Subscription Price, exceeds the number of unsubscribed shares available to you, any excess subscription payments will be returned to you within 10 business days after the expiration of the Rights Offering, without interest or penalty. If the Rights Offering is terminated for any reason, all subscription payments received by the Subscription Agent will be returned within 10 business days, without interest or penalty. If the Rights Offering is extended for a period of more than 30 days or terms of the rights offering set forth in this prospectus are fundamentally changed you may cancel your subscription and receive a refund of any money you have advanced by giving the Subscription Agent a written notice of cancellation of subscription within two business days from the date of extension or fundamental change to the terms of this rights offering has been disclosed to the public. Following the receipt of the written notice of cancellation, the Subscription Agent will return all cancelled subscription payments received by the Subscription Agent within 10 business days, without interest or penalty

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Shares of Our Common Stock Outstanding After the Rights Offering

The number of shares of common stock outstanding after the Rights Offering will depend on both (i) the total amounts we receive in this offering from our shareholders of record and (ii) the Subscription Price once it is established. For example, based on 35,941,816 shares of common stock outstanding as of December 31, 2015, assuming no other transactions by us involving our common stock prior to the expiration of the Rights Offering, and if the Rights Offering is fully subscribed and the Subscription Price is determined to be $3.52 per share (which is 85% of the closing price of the stock on January 20, 2016), we will issue 5,615,909 shares and have 41,557,725 shares of common stock issued and outstanding.

Methods for Exercising Subscription Rights

The exercise of Subscription Rights is irrevocable and may not be cancelled or modified. You may exercise your Subscription Rights as follows:

Subscription by Record Holders

If you are a shareholder of record, the number of shares you may purchase pursuant to your Subscription Rights in indicated on the enclosed Rights Certificate. You may exercise your Subscription Rights by properly completing and executing the Rights Certificate and forwarding it, together with your full payment, to the Subscription Agent at the address given below under “Subscription Agent,” to be received before 5:00 p.m., New York City Time, on              , 2016.

Subscription by Beneficial Owners

If you are a beneficial owner of shares of our common stock that are registered in the name of a broker, dealer, custodian bank, or other nominee, you will not receive a Rights Certificate. Instead, we will issue one Subscription Right to such nominee record holder for all shares of our common stock held by such nominee at the Record Date. If you are not contacted by your nominee, you should promptly contact your nominee in order to subscribe for shares in the Rights Offering and follow the instructions provided by your nominee.

To properly exercise your Over-Subscription Privilege, you must deliver the subscription payment related to your Over-Subscription Privilege before the Rights Offering expires. Because we will not know the total number of unsubscribed shares before the Rights Offering expires, if you wish to maximize the number of shares you purchase pursuant to your Over-Subscription Privilege, you will need to deliver payment in an amount equal to the aggregate subscription payment for the maximum amount that you wish to invest in the Rights Offering taking into consideration that the number of shares you may acquire will not be fixed until after the Rights Offering has expired. See "Shares of Our Common Stock Outstanding After the Rights Offering" above.

Payment Method

Payments must be made in full in U.S. currency by personal check, certified check or bank draft, or by wire transfer, and payable to “Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent for Second Sight Medical Products, Inc.” You timely must pay the full subscription payment, including payment for the Over-Subscription Privilege, for the full number of shares of our common stock you wish to acquired pursuant to the exercise of Subscription Rights by delivering a:

•	cashier’s, certified or personal check drawn against a U.S. bank payable to “Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent for Second Sight Medical Products, Inc.”;

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•	U.S. Postal money order payable to “Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent for Second Sight Medical Products, Inc.”; or

•	wire transfer of immediately available funds directly to the account maintained by Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at [ ], ABA, [ ], Account [ ] FBO Second Sight Medical Products, Inc., with reference to the name of the Rights holder.

If you elect to exercise your Subscription Rights, you should consider using a wire transfer or certified check drawn on a U.S. bank to ensure that the Subscription Agent receives your funds before the Rights Offering expires. If you send a personal check, payment will not be deemed to have been received by the Subscription Agent until the check has cleared. The clearinghouse may require five or more business days to clear a personal check. Accordingly, holders who wish to pay the Subscription Price by means of a personal check should make payment sufficiently in advance of the expiration of the Rights Offering to ensure that the payment is received and clears by that date. If you send a certified check, payment will be deemed to have been received by the Subscription Agent immediately upon receipt of such instrument.

You should read the instruction letter accompanying the Rights Certificate carefully and strictly follow it. DO NOT SEND RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO US. We will not consider your subscription received until the Subscription Agent has received delivery of a properly completed and duly executed Rights Certificate and payment of the full subscription payment.

The method of delivery of Rights Certificates and payment of the subscription payment to the Subscription Agent will be at the risk of the holders of Subscription Rights. If sent by mail, we recommend that you send those certificates and payments by registered mail, properly insured, with return receipt requested, or by overnight courier, and that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance of payment before the Rights Offering expires.

Missing or Incomplete Subscription Forms or Payment

If you fail to complete and sign the Rights Certificate or otherwise fail to follow the subscription procedures that apply to the exercise of your Subscription Rights before the Rights Offering expires, the Subscription Agent will reject your subscription or accept it to the extent of the payment received. Neither we nor our Subscription Agent undertake any responsibility or action to contact you concerning an incomplete or incorrect subscription form, nor are we under any obligation to correct such forms. We have the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures.

The payment received will be applied to exercise your Subscription Rights to the fullest extent possible based on the amount of the payment received after determination of the Subscription Price. Any excess subscription payments received by the Subscription Agent will be returned, without interest or penalty, within 10 business days following the expiration of the Rights Offering.

Issuance of Common Stock

The shares of common stock that are purchased in the Rights Offering will be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration (DRS) account statement from our transfer agent reflecting ownership of these securities if you are a holder of record of shares. If you hold your shares of common stock in the name of a custodian bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the securities you purchased in the Rights Offering. If you wish to have your shares issued in certificated form please contact the Transfer Agent directly. You will be responsible for any costs or charges that may be incurred to have certificates issued.

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Subscription Agent

The Subscription Agent for the Rights Offering is Broadridge Corporate Issuer Solutions, Inc.. The address to which Rights Certificates and payments should be mailed or delivered by overnight courier is provided below. If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance or payment before the Rights Offering expires. Do not send or deliver these materials to us.

By mail:	By hand or overnight courier:
Broadridge Corporate Issuer Solutions, Inc.	Broadridge Corporate Issuer Solutions, Inc.
Attn: BCIS Re-Organization Dept.	Attn: BCIS IWS
P.O. Box 1317	51 Mercedes Way
Brentwood, New York 11717-0693	Edgewood, New York 11717
(855) 793-5068 (toll free)	(855) 793-5068

If you deliver the Rights Certificates in a manner different than that described in this prospectus, we may not honor the exercise of your Subscription Rights.

Information Agent

You should direct any questions or requests for assistance concerning the method of subscribing for the shares of our common stock or for additional copies of this prospectus to the Information Agent as follows:

Broadridge Corporate Issuer Solutions, Inc.

Attn: BCIS Re-Organization Dept.

P.O. Box 1317

Brentwood, New York 11717-0693

(855) 793-5068 (toll free)

No Fractional Shares

We will not issue fractional shares of common stock in the Rights Offering. Rights holders will only be entitled to purchase a number of shares representing a whole number of shares of common stock, rounded down to the nearest whole number of a share a holder would otherwise be entitled to purchase. Any excess subscription payments received by the Subscription Agent will be returned within 10 business days after expiration of the Rights Offering, without interest or penalty.

Notice to Brokers and Nominees

If you are a broker, dealer, bank, or other nominee holder that holds shares of our common stock for the account of others on the Record Date, you should notify the beneficial owners of the shares for whom you are the nominee of the Rights Offering as soon as possible to learn their intentions with respect to exercising their Subscription Rights. If a beneficial owner of our common stock so instructs, you should complete the Rights Certificate and submit it to the Subscription Agent with the proper subscription payment by the expiration date. You may exercise the number of Subscription Rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our common stock on the Record Date, provided that you, as a nominee record holder, make a proper showing to the Subscription Agent by submitting the form entitled “Nominee Holder Certification,” which is provided with your Rights Offering materials. If you did not receive this form, you should contact our Subscription Agent to request a copy.

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Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your Subscription Rights, including time of receipt and eligibility to participate in the Rights Offering. Our determination will be final and binding. Once made, subscriptions are irrevocable; we will not accept any alternative, conditional, or contingent subscriptions. We reserve the absolute right to reject any subscriptions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the expiration date of the Rights Offering, unless we waive them in our sole discretion. Neither we nor the Subscription Agent is under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate the Rights Offering, only when the Subscription Agent receives a properly completed and duly executed Rights Certificate and any other required documents and the full subscription payment including final clearance of any personal check. Our interpretations of the terms and conditions of the Rights Offering will be final and binding.

Shareholder Rights

You will have no rights as a holder of the shares of our common stock you purchase in the Rights Offering until shares are issued in book-entry form or your account at your broker, dealer, bank, or other nominee is credited with the shares of our common stock purchased in the Rights Offering.

Foreign Shareholders

We will not mail this prospectus or Rights Certificates to shareholders with addresses that are outside the United States or that have an army post office or foreign post office address. The Subscription Agent will hold these Rights Certificates for their account. To exercise Subscription Rights, our foreign shareholders must notify the Subscription Agent prior to 5:00 p.m., New York City Time, on                , 2016, the third business day prior to the expiration date, of your exercise of Subscription Rights and provide evidence satisfactory to us, such as a legal opinion from local counsel, that the exercise of such Subscription Rights does not violate the laws of the jurisdiction in which such shareholder resides and payment by a U.S. bank in U.S. dollars before the expiration of the offer. If no notice is received by such time or the evidence presented is not satisfactory to us, the Subscription Rights represented thereby will expire.

No Revocation or Change

Once you submit the Rights Certificate or have instructed your nominee of your subscription request, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of Subscription Rights are irrevocable, even if you learn information about us that you consider to be unfavorable. You should not exercise your Subscription Rights unless you are certain that you wish to purchase shares at the Subscription Price.

U.S. Federal Income Tax Treatment of Rights Distribution

For U.S. federal income tax purposes, we do not believe holders of shares of our common stock should recognize income or loss upon receipt or exercise of a Subscription Right. See “Material U.S. Federal Income Tax Consequences.”

No Recommendation to Rights Holders

Our board of directors is not making a recommendation regarding your exercise of the Subscription Rights. Shareholders who exercise Subscription Rights risk investment loss on money invested. We cannot assure you that the market price of our common stock will reach or exceed the Subscription Price, and even if it does so, that it will not decline during or after the Rights Offering. We also cannot assure you that you will be able to sell shares of our common stock purchased in the Rights Offering at a price equal to or greater than the Subscription Price. You should make your investment decision based on your assessment of our business and financial condition, our prospects for the future and the terms of this Rights Offering. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our common stock.

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Fees and Expenses

We will pay all fees charged by the Subscription Agent and the Information Agent. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of your Subscription Rights or fees and costs that may be charged by the Transfer Agent in connection with issuing certificates out of your DRS account statement.

Listing

The Subscription Rights may not be sold, transferred, assigned or given away to anyone, and will not be listed for trading on any stock exchange or market. The shares of our common stock, including the shares to be issued in the Rights Offering, are traded on NASDAQ under the symbol “EYES.”

Important

Do not send Rights Certificates directly to us. You are responsible for choosing the payment and delivery method for your Rights Certificate and you bear the risks associated with such delivery. If you choose to deliver your Rights Certificate and payment by mail, we recommend that you use registered mail, properly insured, with return receipt requested. We also recommend that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance of payment prior to the expiration time.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of material U.S. federal income tax consequences relating to the receipt and exercise (or expiration) of the Subscription Rights acquired through the Rights Offering and the ownership and disposition of shares of our common stock received upon exercise of the Subscription Rights.

This summary deals only with Subscription Rights acquired through the Rights Offering, shares of our common stock acquired upon exercise of Subscription Rights that are held as capital assets by a beneficial owner. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to such beneficial owners in light of their personal circumstances. This discussion also does not address tax consequences to holders that may be subject to special tax rules, including, without limitation, insurance companies, real estate investment trusts, regulated investment companies, grantor trusts, tax-exempt organizations, employee stock purchase plans, partnerships and other pass-through entities, persons holding Subscription Rights, shares of our common stock, as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, financial institutions, brokers, dealers in securities or currencies, traders that elect to mark-to-market their securities, persons that acquired Subscription Rights, shares of our common stock, in connection with employment or other performance of services, U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar, U.S. expatriates, and certain former citizens or residents of the United States. In addition, the discussion does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction, or any U.S. federal tax considerations other than income taxation (such as Medicare contribution taxation or estate, generation skipping or gift taxation).

The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, and regulations, rulings and judicial decisions thereunder, as of the date hereof, and such authorities may be repealed, revoked or modified, perhaps retroactively. We have not sought, and will not seek, any rulings from the Internal Revenue Service, or the IRS, regarding the matters discussed below. There can be no assurance that the IRS or a court will not take positions concerning the tax consequences of the receipt of Subscription Rights acquired through the Rights Offering by persons holding shares of our common stock, the exercise (or expiration) of the Subscription Rights, the acquisition, ownership and disposition of shares of our common stock that are different from those discussed below.

As used herein, a “U.S. Holder” means a beneficial owner of shares of our common stock, Subscription Rights, shares of our common stock that is for U.S. federal income tax purposes: (1) an individual who is a citizen or resident of the United States; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust (a) the administration of which is subject to the primary supervision of a court within the United States and one or more United States persons as described in Section 7701(a)(30) of the Code have authority to control all substantial decisions of the trust, or (b) that has a valid election in effect to be treated as a United States person. A “Non-U.S. Holder” is such a beneficial owner (other than an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

If any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes is such a beneficial owner, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Holders that are partnerships (and partners in such partnerships) are urged to consult their own tax advisors.

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HOLDERS OF SHARES OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES UNDER FEDERAL ESTATE AND GIFT TAX LAWS, FOREIGN, STATE, AND LOCAL LAWS AND TAX TREATIES OF THE RECEIPT, OWNERSHIP AND EXERCISE OF SUBSCRIPTION RIGHTS AND THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF SHARES OF OUR COMMON STOCK ACQUIRED UPON EXERCISE OF SUBSCRIPTION RIGHTS.

Tax Consequences to U.S. Holders

Taxation of Subscription Rights

Receipt of Subscription Rights

Although the authorities governing transactions such as this Rights Offering are complex and do not speak directly to the consequences of certain aspects of this Rights Offering and the effects of the Over-Subscription Privilege, we do not believe your receipt of Subscription Rights pursuant to the Rights Offering should be treated as a taxable distribution with respect to your existing shares of common stock for U.S. federal income tax purposes. Section 305(a) of the Code states that a shareholder’s taxable income does not include in-kind stock dividends; however, the general non-recognition rule in Section 305(a) is subject to exceptions in Section 305(b), which include “disproportionate distributions.” A disproportionate distribution is a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some shareholders or holders of debt instruments convertible into stock and an increase in the proportionate interest of other shareholders in a corporation’s assets or earnings and profits. During the last 36 months, we have not made any distributions of cash or non-stock property with respect to: (i) our common stock or (ii) our options. Currently we do not have any convertible debt outstanding nor do we currently intend to issue any convertible debt or pay any dividends on our common stock (other than the issuance of the Subscription Rights in connection with this offering). Further, the payment of cash interest upon retirement of the previously outstanding convertible notes and the distribution of the Subscription Rights hereunder are unrelated isolated transactions which are not part of a plan to increase any shareholder’s proportionate interest in our earnings and profits or assets.

Our position regarding the tax-free treatment of the Subscription Right distribution is not binding on the IRS, or the courts. If this position is finally determined by the IRS or a court to be incorrect, whether on the basis that the issuance of the Subscription Rights is a “disproportionate distribution” or otherwise, the fair market value of the Subscription Rights would be taxable to holders of our common stock as a dividend to the extent of the holder’s pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. Although no assurance can be given, it is anticipated that we will not have current and accumulated earnings and profits through the end of 2016

The following discussion is based upon the treatment of the Subscription Right issuance as a non-taxable distribution with respect to your existing shares of common stock for U.S. federal income tax purposes.

Tax Basis in the Subscription Rights

If the fair market value of the Subscription Rights you receive is less than 15% of the fair market value of your existing shares of common stock on the date you receive the Subscription Rights, the Subscription Rights will be allocated a zero basis for U.S. federal income tax purposes, unless you elect to allocate your basis in your existing shares of common stock between your existing shares of common stock and the Subscription Rights in proportion to the relative fair market values of the existing shares of common stock and the Subscription Rights determined on the date of receipt of the Subscription Rights. If you choose to allocate basis between your existing common shares and the Subscription Rights, you must make this election on a statement included with your timely filed tax return (including extensions) for the taxable year in which you receive the Subscription Rights. Such an election is irrevocable.

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However, if the fair market value of the Subscription Rights you receive is 15% or more of the fair market value of your existing shares of common stock on the date you receive the Subscription Rights, then you must allocate your basis in your existing shares of common stock between those shares and the Subscription Rights you receive in proportion to their fair market values determined on the date you receive the Subscription Rights.

The fair market value of the Subscription Rights on the date that the Subscription Rights are distributed is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the Subscription Rights on that date. In determining the fair market value of the Subscription Rights, you should consider all relevant facts and circumstances, including any difference between the Subscription Price of the Subscription Rights and the trading price of our shares of common stock on the date that the Subscription Rights are distributed, the length of the period during which the Subscription Rights may be exercised and the fact that the Subscription Rights are non-transferable.

Exercise of Subscription Rights

Generally, you will not recognize gain or loss upon the exercise of Subscription Right in the Rights Offering. Your adjusted tax basis, if any, in the Subscription Rights plus the Subscription Price should be allocated between the new common shares acquired upon exercise of the Subscription Rights in proportion to their relative fair market values on the exercise date. This allocation will establish your initial tax basis for U.S. federal income tax purposes in your new common shares. The holding period of a share of common stock acquired upon exercise of a Subscription Right in the Rights Offering will begin on the date of exercise.

If you exercise a Subscription Right received in the Rights Offering after disposing of the shares of our common stock with respect to which such Subscription Right is received, then certain aspects of the tax treatment of the exercise of the Subscription Right are unclear, including (1) the allocation of the tax basis between the shares of common stock previously sold and the Subscription Right, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the shares of our common stock previously sold, and (3) the impact of such allocation on the tax basis of the shares of our common stock acquired upon exercise of the Subscription Right. If you exercise a Subscription Right received in the Rights Offering after disposing of shares of our common stock with respect to which the Subscription Right is received, you should consult with your tax advisor.

Expiration of Subscription Rights

If you allow Subscription Rights received in the Rights Offering to expire, you should not recognize any gain or loss for U.S. federal income tax purposes, and you should re-allocate any portion of the tax basis in your existing common shares previously allocated to the Subscription Rights that have expired to the existing common shares.

Taxation of Common Shares

Distributions

Distributions with respect to shares of our common stock acquired upon exercise of Subscription Rights will be taxable as dividend income when actually or constructively received to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes.

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Dividend income received by certain non-corporate U.S. Holders with respect to shares of our common stock generally will be “qualified dividends” subject to preferential rates of U.S. federal income tax, provided that the U.S. Holder meets applicable holding period and other requirements. Subject to similar exceptions for short-term and hedged positions, dividend income on our shares of common stock paid to U.S. Holders that are domestic corporations generally will qualify for the dividends-received deduction. To the extent that the amount of a distribution exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of your adjusted tax basis in such shares of our common stock and thereafter as capital gain.

Dispositions

If you sell or otherwise dispose of shares of common stock acquired upon exercise of Subscription Rights in a taxable transaction, you will generally recognize capital gain or loss equal to the difference between the amount realized and your adjusted tax basis in the shares. Such capital gain or loss will be long-term capital gain or loss if your holding period for such shares is more than one year at the time of disposition. Long-term capital gain of a non-corporate U.S. Holder is generally taxed at preferential rates of U.S. federal income tax. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

You may be subject to information reporting and/or backup withholding with respect to the gross proceeds from the disposition of shares of our common stock acquired through the exercise of Subscription Rights or dividend payments. Backup withholding (currently at the rate of 28%) may apply under certain circumstances if you (1) fail to furnish your social security or other taxpayer identification number, or TIN, (2) furnish an incorrect TIN, (3) fail to report interest or dividends properly, or (4) fail to provide a certified statement, signed under penalty of perjury, that the TIN provided is correct, that you are not subject to backup withholding and that you are a U.S. person on IRS Form W-9 or Substitute Form W-9. Any amount withheld from a payment under the backup withholding rules is allowable as a credit against (and may entitle you to a refund with respect to) your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Certain persons are exempt from information reporting and backup withholding, including corporations and financial institutions, provided that they demonstrate this fact, if requested. You are urged to consult your own tax advisor as to your qualification for exemption from backup withholding and the procedure for obtaining such exemption.

Tax Consequences to Non-U.S. Holders

Taxation of the Subscription Rights

Receipt, Exercise and Expiration of the Subscription Rights

The discussion assumes that the receipt of Subscription Rights will be treated as a nontaxable distribution. See “Tax Consequences to U.S. Holders – Taxation of Subscription Rights – Receipts of Subscription Rights” above. You will not be subject to U.S. federal income tax (or any withholding thereof) on the receipt, exercise or expiration of the Subscription Rights.

Taxation of Distributions on Common Shares

Any distributions of cash or property made with respect to our common stock generally will be subject to withholding tax to the extent paid out of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes, if any, at a rate of 30% (or a lower rate prescribed in an applicable income tax treaty). In order to obtain a reduced withholding tax rate, if applicable, you will be required to provide an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, certifying your entitlement to benefits under a treaty. In addition, you will not be subject to withholding tax if you provide an IRS Form W-8ECI certifying that the distributions are effectively connected with your conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment within the United States); instead, you generally will be subject to U.S. federal income tax, net of certain deductions, with respect to such income at the same rates applicable to U.S. persons, and if you are a corporation, a “branch profits tax” of 30% (or a lower rate prescribed in an applicable income tax treaty) also may apply to such effectively connected income.

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Non-U.S. Holders may be required to periodically update their IRS Forms W-8.

Sale or Other Disposition of Our Common Stock

In general, you will not be subject to U.S. federal income tax on any gain realized on a sale of shares of our common stock unless:

•	the gain is effectively connected with your conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment in the United States);

•	you are an individual, you hold your Subscription Rights, shares of common stock as capital assets, you are present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•	we are or have been a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes unless an exception for 5% or less shareholders applies.

Gain that is effectively connected with your conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment within the United States) generally will be subject to U.S. federal income tax, net of certain deductions, at the same rates applicable to U.S. persons. If you are a corporation, a “branch profits tax” of 30% (or a lower rate prescribed in an applicable income tax treaty) also may apply to such effectively connected gain.

A domestic corporation is treated as a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of (1) the fair market value of its United States real property interests, (2) the fair market value of its non-United States real property interests and (3) the fair market value of any other of its assets which are used or held for use in a trade or business. We believe that we are not currently, and have not been within the relevant testing period, a USRPHC. However, no assurance can be given that we will not become a USRPHC in the future. If we are a USRPHC or become a USRPHC in the future, a Non-U.S. Holder may still not be subject to U.S. federal income tax on a sale or other disposition if an exception for 5% or less shareholders applies. You are urged to consult your own tax advisor regarding the U.S. federal income tax considerations that could result if we are, or become, a USRPHC and with respect to the exception for 5% or less shareholders.

Information Reporting and Backup Withholding

Distributions on our common stock and the amount of tax withheld, if any, with respect to such distributions will generally be subject to information reporting. If you comply with certification procedures to establish that you are not a United States person, additional information reporting and backup withholding should not apply to distributions on our common stock and information reporting and backup withholding should not apply to the proceeds from a sale or other disposition of shares of our common stock. The amount of any backup withholding will generally be allowed as a refund or credit against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

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FATCA

The Foreign Account Tax Compliance Act, legislation enacted in 2010 and commonly referred to as FATCA, may impose withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities. The legislation imposes a 30% withholding tax on dividends on shares of our common stock and on or after January 1, 2017, the gross proceeds from the sale or other disposition of our shares of common stock received by a foreign financial institution unless the foreign financial institution enters into an agreement with the U.S. Treasury to among other things, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. In addition, the legislation imposes a 30% withholding tax on the same types of payments to a non-financial foreign entity unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Depending on your circumstances, you may be entitled to a refund or credit in respect of some or all of this withholding. However, even if you are entitled to have any such withholding refunded, the required procedures could be cumbersome and significantly delay your receipt of any withheld amounts. Prospective investors should consult their tax advisors regarding this legislation.

THE PRECEDING DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS NOT TAX ADVICE. HOLDERS OF SHARES OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES UNDER FEDERAL ESTATE AND GIFT TAX LAWS, FOREIGN, STATE, AND LOCAL LAWS AND TAX TREATIES OF THE RECEIPT, OWNERSHIP AND EXERCISE OF SUBSCRIPTION RIGHTS AND THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF SHARES OF OUR COMMON STOCK ACQUIRED UPON EXERCISE OF SUBSCRIPTION RIGHTS.

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DESCRIPTION OF SECURITIES

Common Stock

This section describes the general terms and provisions of the shares of our common stock, no par value. This description is only a summary and is qualified in its entirety by reference to the description of our common stock included in our restated articles of incorporation and our amended and restated bylaws which have been filed as exhibits to the registration statement of which this prospectus is a part. You should read our restated articles of incorporation and our amended and restated bylaws for additional information before you buy any of our common stock or other securities. See “Where You Can Find More Information” and “Incorporation by Reference.”

We have 200,000,000 shares of authorized common stock. As of September 30, 2015, there were 35,851,400 shares of common stock issued and outstanding, as well as:

•	3,504,695 shares of common stock issuable upon the exercise of stock options outstanding at September 30, 2015 with a weighted average exercise price of $7.99 per share;
•	1,434,464 shares of common stock reserved for future issuance to our employees under the Company’s 2011 Equity Incentive Plan;
•	190,000 shares of common stock issuable upon the settlement of restricted stock units outstanding at September 30, 2015;
•	1,840,403 shares of common stock issuable upon the exercise of warrants outstanding at September 30, 2015 with a weighted average exercise price of $7.72 per share;
•	411,914 shares of common stock issuable through Long Term Investor Rights issued in connection with the Company’s initial public offering;
•	250,000 shares of common stock reserved for future issuance to our employees under the Company’s Employee Stock Purchase Plan.

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of our shareholders and cumulative voting rights in the election of our directors. Under California law, in any election of directors, each shareholder is entitled to cumulative voting at such election. This means that each shareholder may cast, in person or by proxy, as many votes in the aggregate as that shareholder is entitled to vote, multiplied by the number of directors to be elected. A shareholder is entitled and can elect to cast all of his or her votes for any director or for any two or more as the shareholder would choose. Our by-laws provide that the holders of a majority of the outstanding shares of our common stock, if present in person or by proxy, represent a quorum for the transaction of business at stockholders meetings. In most instances, if holders of a majority of the common stock present in person or by proxy at any meeting vote “for” a matter, the matter passes. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive ratably any dividends declared by our board of directors out of assets legally available. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the outstanding liquidation preferences of any then outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock offered, when issued, will be fully paid and nonassessable.

The shares of common stock that are purchased in the Rights Offering will be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration (DRS) account statement from our transfer agent reflecting ownership of shares if you are a holder of record of shares. The Subscription Agent will arrange for the issuance of the common stock as soon as practicable after the expiration of the Rights Offering, payment for the shares subscribed for has cleared, and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected. If you hold your shares of common stock in the name of a custodian bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the common stock you purchased in the Rights Offering.

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Preferred Stock

We have 10,000,000 shares of authorized preferred stock, no par value, none of which was issued or outstanding at December 31, 2015. We may issue preferred stock, in series, with such designations, powers, preferences and other rights and qualifications, limitations or restrictions as our board of directors may authorize, without further action by our shareholders.

Transfer Agent

The transfer agent and registrar for our common stock is VStock Transfer LLC, 18 Lafayette Place, Woodmere, New York 11598.

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PLAN OF DISTRIBUTION

On or about                , 2016, we will distribute the Subscription Rights, Rights Certificates and copies of this prospectus to the holders of our common stock on the Record Date. Subscription Rights holders who wish to exercise their Subscription Rights and purchase shares of our common stock must complete the Subscription Rights Certificate and return it with payment for the shares to the Subscription Agent at the following address:

By mail:	By hand or overnight courier:
Broadridge Corporate Issuer Solutions, Inc.	Broadridge Corporate Issuer Solutions, Inc.
Attn: BCIS Re-Organization Dept.	Attn: BCIS IWS
P.O. Box 1317	51 Mercedes Way
Brentwood, New York 11717-0693	Edgewood, New York 11717
(855) 793-5068 (toll free)	(855) 793-5068

See “The Rights Offering—Methods for Exercising Subscription Rights.”

If you have any questions, you should contact our Information Agent for the Rights Offering:

Broadridge Corporate Issuer Solutions, Inc.

Attn: BCIS Re-Organization Dept.

P.O. Box 1317

Brentwood, New York 11717-0693

(855) 793-5068 (toll free)

Other than as described in this prospectus, we do not know of any existing agreements between any shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the underlying common stock.

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EXPERTS

The financial statements of Second Sight incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2014 have been audited by Gumbiner Savett Inc., an independent registered public accounting firm, and are incorporated by reference in reliance upon their report dated March 16, 2015, given upon such firm’s authority as experts in auditing and accounting.

LEGAL MATTERS

The validity of any securities offered by this prospectus will be passed upon for us by Law Offices of Aaron A. Grunfeld & Associates, 11111 Santa Monica Boulevard, Suite 1840, Los Angeles, California. Aaron A. Grunfeld owns 23,700 shares of common stock and options to purchase 30,000 shares of common stock.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the SEC under the Securities Act of 1933, as amended. This prospectus is part of the registration statement but the registration statement includes additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any document we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The website address is www.sec.gov. The information on the SEC’s website is not part of this prospectus, and any references to this website or any other website are inactive textual references only.

INCORPORATION BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. We have filed with the SEC, and incorporate by reference in this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2014 as filed with the SEC on March 17, 2015,
•	our Quarterly Report on Form 10-Q for the quarter and nine months ended September 30, 2015 as filed with the SEC on November 16, 2015,
•	our Periodic Reports on Form 8-K as filed with the SEC on May 13, 2015, June 3, 2015, July 24, 2015, October 30, 2015, November 5, 2015, November 24, 2015, December 4, 2015, and January 14, 2016.

We are not, however, incorporating, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and number: Investor Relations, Second Sight Medical Products, Inc., 12744 San Fernando Road, Suite 400, Sylmar, California 91342, telephone (818) 833-5000. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. We also maintain a website at www.secondsight.com. However, the information on our website is not part of this prospectus and should not be relied upon with respect to this offering.

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SSMP LOGO

PROSPECTUS

Subscription Rights to Purchase Up to Shares

of Common Stock

at a Subscription Price of $

Per Share

                  , 2016

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PART II

Information Not Required In Prospectus

Item 13. Other Expenses of Issuance and Distribution.

The following is a statement of estimated expenses in connection with the issuance and distribution of the securities being registered. All expenses incurred with respect to the registration of the common stock will be borne by us. All amounts are estimates except the SEC registration fee.

Amount to be Paid
SEC Registration Fee	$1,991
NASDAQ Fee	46,250
Printing Expenses	15,000
Legal Fees and Expenses*	80,000
Accounting Fees and Expenses	20,000
Subscription Agent, Information Agent Fees and Expenses	25,000
Advisory Fee Payable to Board Member	100,000
Miscellaneous Expenses	11,759
$300,000

*	Excludes options to purchase 30,000 shares of common stock granted to legal counsel in connection with this offering.

Item 14. Indemnification of Directors and Officers.

Section 317 of the California Corporations Code, or the California Code, authorizes a corporation to indemnify, subject to certain exceptions, any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the corporation, as the term “agent” is defined in section 317(a) of the California Code, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. A corporation is further authorized to indemnify, subject to certain exceptions, any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders.

Section 204 of the California Code provides that a corporation’s articles of incorporation may not limit the liability of directors (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of a serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, (vi) under Section 310 of the California Code (concerning transactions between corporations and directors or corporations having interrelated directors) or (vii) under Section 316 of the California Code (concerning directors’ liability for distributions, loans, and guarantees).

* Excludes options to purchase 30,000 shares of common stock granted to counsel.

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Section 204 further provides that a corporation’s articles of incorporation may not limit the liability of directors for any act or omission occurring prior to the date when the provision became effective or any act or omission as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors. Further, Section 317 has no effect on claims arising under federal or state securities laws and does not affect the availability of injunctions and other equitable remedies available to a corporation’s shareholders for any violation of a director’s fiduciary duty to the corporation or its shareholders.

The Registrant’s Restated Articles of Incorporation provide for the elimination of liability for its directors to the fullest extent permissible under California law and authorize it to provide indemnification to directors, officers, employees or other agents through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Code, subject only to the applicable limits with respect to actions for breach of duty to the Registrant and its shareholders.

The Registrant’s Amended and Restated Bylaws provide that it shall indemnify its directors and officers, employees and agents against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was its agent. As included in the Registrant’s Amended and Restated Bylaws, a “director” or “officer” includes any person (a) who is or was a director or officer of the Registrant, (b) who is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was a director or officer of a corporation which was a predecessor corporation of the Registrant or of another enterprise at the request of such predecessor corporation. The Registrant’s Amended and Restated Bylaws also contain provisions expressing the intent that these bylaws provide indemnity in excess of that expressly permitted by Section 317 of the California Code to indemnify each of its employees and agents (other than directors and officers) against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was its agent. As included in the Registrant’s Amended and Restated Bylaws, an “employee” or “agent” (other than a director or officer), includes any person who (a) is or was an employee or agent of the Registrant, (b) is or was serving at the Registrant’s request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (c) was an employee or agent of a corporation which was a predecessor corporation of the Registrant or of another enterprise at the request of such predecessor corporation.

The Registrant’s Amended and Restated Bylaws further provide that it may advance expenses incurred in defending any proceeding for which indemnification is required or permitted, following authorization thereof by the board of directors, prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay that amount if it shall be determined ultimately that the indemnified person is not entitled to be indemnified as authorized by its Amended and Restated Bylaws. The indemnification provided for in the Registrant’s Amended and Restated Bylaws for acts, omissions or transactions while acting in the capacity of, or while serving as, a director or officer of the Registrant but not involving a breach of duty to the Registrant and its shareholders will not be deemed exclusive of any other rights those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, to the extent the additional rights to indemnification are authorized in its Restated Articles of Incorporation.

In addition, the Registrant has entered into indemnification agreements with each of its directors and officers, and maintains directors’ and officers’ liability insurance under which its directors and officers are insured against loss (as defined in the policy) as a result of certain claims brought against them in such capacities.

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Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits and Financial Statement Schedules.

(a)        Exhibits

The exhibits to the registration statement are listed in the Exhibit Index to this registration statement and are incorporated herein by reference.

(b)        Financial statement schedules

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i)        To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       (ii)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

       (iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

       (A)        Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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       (B)        Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)         That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

       (i)        Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

       (ii)        Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

       (iii)        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

       (iv)        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(7)         The undersigned registrant hereby undertakes that:

       (i)        For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(I) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

       (ii)        For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on January 25, 2016.

SECOND SIGHT MEDICAL PRODUCTS, INC.

By:	/s/ Will McGuire
Will McGuire
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Will McGuire and Thomas B. Miller, or either of them as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Will McGuire	President, Chief Executive Officer and Director	January 25, 2016
Will McGuire	(Principal Executive Officer)

/s/ Thomas B. Miller	Chief Financial Officer	January 25, 2016
Thomas B. Miller	(Principal Financial and Accounting Officer)

/s/ Robert J. Greenberg	Chairman of the Board of Directors	January 25, 2016
Robert J. Greenberg M.D., Ph.D.

	Chairman Emeritus	January , 2016
Alfred E. Mann

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/s/ Gregg Williams	Director	January 25, 2016
Gregg Williams

/s/ William J. Link	Director	January 25, 2016
William J. Link

/s/ Aaron Mendelsohn	Director	January 25, 2016
Aaron Mendelsohn

/s/ Matthew Pfeffer	Director	January 25, 2016
Matthew Pfeffer
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EXHIBIT INDEX

Exhibit No.	Description
3.1**	Restated Articles of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed on August 12, 2014, File No. 333-198073, as amended).

3.2**	Amended and Restated By-laws, as amended (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed on August 12, 2014, File No. 333-198073, as amended).

4.1**	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 filed on August 12, 2014, File No. 333-198073, as amended).

4.2*	Form of Non-Transferable Subscription Rights Certificate.

4.3*	Form of Subscription Agent Agreement between Second Sight Medical Products, Inc. and [Subscription Agent].

5.1***	Opinion of Law Offices of Aaron A. Grunfeld & Associates.

10.1**	Form of Indemnification Agreement between Registrant and each of its directors and officers (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed on August 12, 2014, File No. 333-198073, as amended).

10.2**+	2003 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1 filed on August 12, 2014, File No. 333-198073, as amended).

10.3**+	2003 Form of Employee Option Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1 filed on August 12, 2014, File No. 333-198073, as amended).

10.4**+	2011 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-1 filed on August 12, 2014, File No. 333-198073, as amended).

10.5**+	2011 Form of Employee Option Agreement (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form S-1 filed on August 12, 2014, File No. 333-198073, as amended).

10.6**+	2014 Option Issued to Robert Greenberg – Terms and Conditions (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-1 filed on August 12, 2014, File No. 333-198073, as amended).

10.7**+	2014 Executive Officer Option Agreement (incorporated by reference to Exhibit 10.7 to the Company’s Registration Statement on Form S-1 filed on August 12, 2014, File No. 333-198073, as amended).

10.8**	Form of Convertible Promissory Note (incorporated by reference to Exhibit 10.8 to the Company’s Registration Statement on Form S-1 filed on August 12, 2014, File No. 333-198073, as amended).

10.9**	Form of Warrant, as amended (incorporated by reference to Exhibit 10.9 to the Company’s Registration Statement on Form S-1 filed on August 12, 2014, File No. 333-198073, as amended).

10.10**	Standard Multi-Tenant Office Lease – Net, dated April 15, 2014, between Registrant and Mann Biomedical Park LLC (incorporated by reference to Exhibit 10.10 to the Company’s Registration Statement on Form S-1 filed on August 12, 2014, File No. 333-198073, as amended).

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Exhibit No.	Description
10.11**	Exclusive License Agreement between Registrant and John Hopkins University and Duke University (incorporated by reference to Exhibit 10.11 to the Company’s Registration Statement on Form S-1 filed on August 12, 2014, File No. 333-198073, as amended).

10.12**	Cost Reimbursement Consortium Research Agreement between Registrant and Doheny Eye Institute (incorporated by reference to Exhibit 10.12 to the Company’s Registration Statement on Form S-1 filed on August 12, 2014, File No. 333-198073, as amended).

10.13**	Form of Lock Up Agreement (incorporated by reference to Exhibit 10.13 to the Company’s Registration Statement on Form S-1 filed on August 12, 2014, File No. 333-198073, as amended).

10.14**	Form of Shareholders’ Agreement dated September 5, 2003 (incorporated by reference to Exhibit 10.14 to the Company’s Registration Statement on Form S-1 filed on August 12, 2014, File No. 333-198073, as amended).

10.15**+	Offer Letter to Thomas Miller dated May 21, 2014 (incorporated by reference to Exhibit 10.15 to the Company’s Registration Statement on Form S-1 filed on August 12, 2014, File No. 333-198073, as amended).

10.16**	Form of Loan Agreement dated September 30, 2014 between Mann Group LLC and Registrant for $3,000,000, including form of promissory note as Exhibit A thereto (incorporated by reference to Exhibit 10.16 to the Company’s Registration Statement on Form S-1 filed on August 12, 2014, File No. 333-198073, as amended).

10.17**	Joint Research and Development Agreement between The Johns Hopkins University Applied Physics Laboratory and Registrant (incorporated by reference to Exhibit 10.17 to the Company’s Registration Statement on Form S-1 filed on August 12, 2014, File No. 333-198073, as amended).

10.18**+	Employment Agreement dated June 19, 2015 between Second Sight Medical Products, Inc. and Will McGuire (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 25, 2015).

10.19**+	Second Sight Medical Products, Inc. Equity Incentive Plan – Restricted Stock Units (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 4, 2015).

10.20**+	Second Sight Medical Products, Inc. Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on December 4, 2015).

21.1**	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K filed on March 17, 2015).

23.1*	Consent of Independent Registered Public Accounting Firm Gumbiner Savett Inc.

23.2***	Consent of Law Offices of Aaron A. Grunfeld & Associates, included in Exhibit 5.1 hereto.

24.1*	Power of attorney (included on signature page).

99.1*	Form of Instructions as to Use of Subscription Rights Certificates.

99.2*	Form of Letter to Stockholders who are Record Holders.

99.3*	Form of Letter to Security Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.4*	Form of Letter to Clients of Nominee Holders.

99.5*	Form of Beneficial Owner Election Form.

99.6*	Form of Nominee Holder Certification.

99.7*	Form of Notice of Guaranteed Delivery.

*	Filed herewith
**	Previously filed
***	To be filed by amendment
+	Management contract or compensatory plan or arrangement
#	Confidential treatment has been granted with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

74